                      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CARBONITE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2016 Notice of Meeting and Proxy Statement

Two Avenue de Lafayette
Boston, Massachusetts 02111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2016
I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Carbonite, Inc. (the “Company”) to be held on Wednesday, June 1, 2016 at 9:00 a.m. Eastern Time at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111 for the following purposes:
1. To elect two Class II directors named in this Proxy Statement to hold office until the 2019 annual meeting of stockholders or until their successors are elected and qualified;
2. To ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying materials; and
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on Friday, April 8, 2016 (the “Record Date”) are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments of such meeting.
We have elected to use the internet as our primary means of providing our proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. On or about April 17, 2016, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are being posted on the website referenced in the Notice (www.proxyvote.com). The Notice contains instructions for voting via the internet and for accessing our proxy materials, which include our Proxy Statement and our 2015 Annual Report, including our Form 10-K for the year ended December 31, 2015 (our “2015 Annual Report”). The Notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of our proxy materials.
The Notice also provides the date, time, and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to each such matter; a toll-free number, an email address, and a website where stockholders can request a paper or email copy of our proxy materials and a form of proxy relating to the Annual Meeting; information on how to electronically access the form of proxy; and information on how to attend the Annual Meeting and vote in person.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU MAY SUBMIT YOUR PROXY BY TELEPHONE OR VIA INTERNET USING THE INSTRUCTIONS ON THE NOTICE OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors,

Danielle Sheer
General Counsel, Vice President, and Secretary
April 14, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2016

The Proxy Statement and the 2015 Annual Report are available at www.investor.carbonite.com.

2016 Notice of Meeting and Proxy Statement

Two Avenue de Lafayette
Boston, Massachusetts 02111
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2016

2016 Notice of Meeting and Proxy Statement

Proxy Summary
The Board of Directors of Carbonite, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on Wednesday, June 1, 2016 at 9:00 a.m. Eastern Time and any adjournment or postponement of that meeting (the “Annual Meeting”). In this Proxy Statement, we refer to Carbonite, Inc. as the “Company,” “Carbonite,” “we,” or “us” and the Board of Directors as our “Board.” When we refer to Carbonite’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Matters

Item	Management Proposal	Board Vote Recommendation	Page Reference (for more detail)
1	Election of two Class II directors to hold office until the 2019 annual meeting of stockholders or until their successors are elected and qualified	FOR each director nominee named in the Proxy Statement	23
2	Ratification of the selection by the Audit Committee of our Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016	FOR	24
3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	FOR	25

Business Highlights

For the fiscal year ended December 31, 2015:

•	Revenue increased by 11% over fiscal year 2014 to $136.6 million;

•	Total bookings increased by 12% over fiscal year 2014 to $144.1 million;

•	Net loss was ($21.6) million or ($0.80) per share, compared to a net loss of ($9.4) million or ($0.35) per share in fiscal year 2014;

•	Non-GAAP net income was $4.1 million or $0.15 per share, compared to a non-GAAP net loss of ($0.1) million or $0.00 per share in fiscal year 2014;

•	We won 15 awards for our products, channel partner program and customer service; and

•	We grew our active channel partners from 5,500 in 2014 to over 8,000 in 2015, including larger alliance partners.

A reconciliation of our revenue to bookings and non-GAAP earnings per share to earnings per share can be found in Appendix A to this Proxy Statement.

Stockholder Engagement

We value our stockholders’ perspectives and, following the 2015 Annual Meeting, launched a formal stockholder engagement process. This engagement effort focused on our compensation and corporate governance practices and supplemented our ongoing financial stockholder engagement process. Beginning in our third fiscal quarter of 2015 and continuing into our first fiscal quarter of 2016, we solicited the views of institutional investors representing approximately 38% of our issued and outstanding shares. We received valuable feedback, as well as appreciation of our outreach efforts, and acknowledgment of our quick reaction and responsiveness to the results of our 2015 Annual Meeting.

We believe we have addressed many of the topics raised by our stockholders and will continue to solicit feedback going forward to assist in ongoing evaluations of our compensation and governance practices.

Changes We’ve Made in Response to Stockholder Feedback
✓	New Performance-Based Equity Program for 2016
✓	New Stock Ownership Guidelines for Board and Senior Executives
✓	Election of Independent Chairman of the Board
✓	Expiration of our Rights Agreement
✓	Commitment to Ongoing Stockholder Outreach & Engagement

2016 Notice of Meeting and Proxy Statement

Corporate Governance

Members of our Board of Directors

Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.
Stephen Munford Chairman and former CEO of Sophos Ltd.	50	Chairman of the Board (Class II)	2014	2016		✓	✓
Mohamad Ali President & CEO of the Company	45	President, CEO and Director (Class I)	2015	2018
Scott Daniels Former senior analyst of Shannon River Partners	50	Director (Class I)	2016	2018	✓
Jeffry Flowers CTO of BlueArchive, Inc.	62	Director (Class III)	2005	2017
David Friend CEO of BlueArchive, Inc.	68	Director (Class III)	2005	2017
Peter Gyenes Non-executive Chairman of Sophos plc.	70	Director (Class I)	2015	2018		✓	✓
Charles Kane Director and former president of One Laptop Per Child	58	Director (Class II)	2011	2016	✓		✓
Todd Krasnow President of Cobbs Capital, Inc.	58	Director (Class III)	2005	2017	✓	✓

Information about our Board and Committees

	Number of Members	Independence	Number of Meetings During Fiscal Year 2015
Full Board	8	62.5%	23
Audit Committee	3	100%	7
Compensation Committee	3	100%	8
Nominating and Corporate Governance Committee	3	100%	4

Governance Strengths

✓	Independent Chairman of the Board - NEW
✓	Stock Ownership Guidelines for Board and Senior Executives - NEW
✓	Expanded Stockholder Outreach & Engagement - NEW
✓	Expiration of our Rights Agreement - NEW
✓	Standing Board Committees Comprised Solely of Independent Directors
✓	Majority Independent Board
✓	Committee Authority to Retain Independent Advisors
✓	Robust Code of Business Conduct and Ethics; Policies on Insider Trading and Related Person Transactions

Executive Compensation Highlights

We have designed our executive compensation program to align our executive compensation practices with the success of our business and stockholder returns. We do this by providing short-term cash bonuses that are tied to our annual financial performance and by granting long-term incentives that are comprised 100% in the form of equity compensation and, beginning in 2016, will

2016 Notice of Meeting and Proxy Statement

include performance-based equity awards as part of the annual long-term incentive awards. Since our IPO in 2011, we have continued to update our executive compensation program to remain competitive and to match the maturity, size, scale and growth of our business. In light of the results of our 2015 Say-on-Pay vote and the subsequent feedback we received from our investors during our stockholder engagement, the Compensation Committee has modified many aspects of our executive compensation program, as summarized in the Compensation Discussion and Analysis. The changes in our executive compensation program are designed to enhance the link between executive pay, company performance and the creation of value for our stockholders. See our Compensation Discussion and Analysis for more information about our executive compensation program.

Key Features of our Executive Compensation Program

What We Do:
✓
Linkage Between Performance Measures and Strategic and Operational Objectives – Our executive compensation program is designed to align compensation incentives with our corporate strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity – For 2015, all of our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention through service-based vesting requirements and stock appreciation with option grants.

✓
Performance-Based Equity – Beginning in 2014, our Chief Executive Officer and then in 2015, our Chief Financial Officer, each received long-term equity incentives with performance based vesting features directly tied to appreciation of our stock price. Beginning in 2016, 60% of long-term incentives for all senior management is in the form of performance-based units tied directly to stock price appreciation. These actions are intended to further align senior management compensation with stockholder returns.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control – In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - Our Chief Executive Officer is required to hold 3x his base salary, and our other senior executive officers are required to hold 1x their base salaries, each within three years of the adoption of the guidelines or, if later, promotion or hire.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Executive Perquisites
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

2016 Notice of Meeting and Proxy Statement

Summary Compensation

The table below includes some, but not all, of the information included in the Summary Compensation Table. This information is supplemental and should not be viewed as a substitute for the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Mohamad Ali, President and Chief Executive Officer	2015	375,000	—	—	—	277,500	2,190	654,690

David Friend, Former Executive Chairman (3)	2015	160,833	—	—	689,760	—	16,707	867,300

Anthony Folger, Chief Financial Officer	2015	336,667	—	2,795,694	184,723	124,567	17,765	3,459,416

Peter Lamson, Former Senior Vice President of Global Sales (4)	2015	269,340	35,000	841,621	184,723	—	26,215	1,356,899

Danielle Sheer, General Counsel, Vice President and Secretary	2015	267,917	20,000	253,348	147,778	79,303	25,009	793,355

David Raissipour, Senior Vice President of Engineering	2015	196,875	—	453,799	—	65,559	17,993	734,226

(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSU and option awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to Mr. Folger's performance-based RSU award is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Folger that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

(2)	The amounts reported in this column represent incentive cash bonuses paid by the Company.

(3)	Mr. Friend’s appointment as Executive Chairman of the Board of Directors ended February 29, 2016.

(4)	Mr. Lamson resigned from employment effective December 4, 2015.

2016 Notice of Meeting and Proxy Statement

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2015 Cash Bonus Plan. Under the 2015 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal rates and adjusted free cash flow targets, weighted 60%, 15% and 25%, respectively. Based on the Company’s target goal attainment of 98.2%, 102.5%, and 80% respectively, the Compensation Committee certified a bonus payout of 74% of target for the participating named executive officers.

•
2015 Equity Incentives. The 2015 annual equity program consisted of stock options and service-based restricted stock units (“RSUs”). Beginning in 2016, the Compensation Committee included performance-based restricted stock units (“PRSUs”) as part of the annual equity grants in order to better align senior management compensation with stockholder value. Additionally, in recognition of past performance and as a further retention and performance incentive, in June 2015, the Compensation Committee granted Mr. Folger 100,000 service-based RSUs and 100,000 PRSUs, the vesting of which will occur in 50% increments based on the achievement of stock price triggers of $14.00 and $18.00, respectively, for 20 consecutive trading days. Also, in July 2015, the Compensation Committee granted Mr. Lamson an RSU award with respect to 50,000 shares of Common Stock, which he forfeited upon his December 2015 separation from the Company.

•
Executive Severance Plan. On February 1, 2016, the Compensation Committee adopted the Carbonite, Inc. Executive Severance Plan (the “Severance Plan”) for certain members of the Company’s senior executive team in order to standardize our severance benefits, and to establish a plan similar to our peers to allow us to attract and retain exemplary talent. The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan.

•
Executive Chairman Employment Agreement. On January 8, 2015, the Company entered into a one-year transition employment agreement with Mr. Friend setting forth the terms of his employment as the Company’s Executive Chairman which included, among other benefits: (i) an annualized base salary of $340,000 for an interim three-month period beginning December 3, 2014 and ending February 28, 2015; (ii) a reduced annualized base salary of $125,000 for twelve (12) months following the conclusion of the interim period; (iii) an option to purchase 100,000 shares of Common Stock, with such option vesting and becoming exercisable quarterly over four (4) years for so long as Mr. Friend serves as an employee or director of the Company and (iv) severance benefits for a termination without “Cause” or due to “Constructive Termination” prior to February 29, 2016. This employment agreement expired by its terms on February 29, 2016 at which point Mr. Friend stepped down as Executive Chairman, as planned, and one of the Company’s independent directors, Mr. Stephen Munford, was elected Non-Executive Chairman of the Board of Directors. Mr. Friend did not receive any severance benefits upon the expiration of his employment agreement.

2016 Notice of Meeting and Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. When and where will the Annual Meeting be held?
A. The Annual Meeting will be held at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111 on Wednesday, June 1, 2016, at 9:00 a.m. Eastern Time.

Q. Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, on or about April 17, 2016, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of April 8, 2016 (the “Record Date”) and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). All stockholders will have the ability to access the proxy materials on the website referred in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

Q. Who can vote at the Annual Meeting?
A. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. There were 26,925,535 shares of common stock, par value $0.01 per share (the “Common Stock”) issued and outstanding and entitled to vote as of the close of business on the Record Date.

Q. What if my shares are registered in my name?
A. If, on the Record Date, your shares were registered directly in your name with Carbonite’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure that your vote is counted.

Q. What if my shares are registered in the name of a broker, bank or other agent?
A. If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent as to how to vote the shares of Common Stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

Q. What am I being asked to vote on?
A. You are being asked to vote FOR:

•	the election of the two Class II directors identified in this Proxy Statement to hold office until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

•
the ratification of the selection by the Audit Committee of our Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q. How do I vote?
A. You may vote by mail, if you received a printed copy of the proxy materials, or follow any alternative voting procedure described on the proxy card or the Notice. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice.

For the election of directors, you may either vote “For” a nominee or you may “Withhold” your vote for a nominee. For the ratification of the selection of the Company’s independent registered public accounting firm and the advisory vote to approve named executive officer compensation, you may vote “For” or “Against” or abstain from voting.

Q. What are the voting procedures for stockholders of record?
A. If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by mail by using the accompanying proxy card if you receive your proxy materials by U.S. mail or over the internet or by telephone using the instructions on the proxy card or the Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy card will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

2016 Notice of Meeting and Proxy Statement

•	To vote by proxy over the internet or by telephone, follow the instructions provided on the proxy card or in the Notice.

•
If you requested printed copies of the proxy materials by mail, you may vote by mail using the accompanying proxy card by completing, signing, and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Q. What are the voting procedures if my shares are registered in the name of a broker, bank or other agent?
A. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and voting instructions that you receive. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

Q. Who counts the votes?
A. Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to provide advisory, consulting and solicitation services, and to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

Q. How are votes counted?
A. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter.
With respect to Proposal One, the election of the directors, the two nominees receiving the highest number of votes will be elected.

With respect to Proposal Two and Proposal Three, the affirmative vote of the holders of a majority in voting power of the votes cast by holders of the shares of Common Stock that are present in person or by proxy and voting on each such proposal is required for approval.

If your shares are held by a broker, bank, or other agent (that is, in “street name”) and you do not instruct the broker, bank, or other agent as to how to vote these shares on Proposals One or Three, the broker, bank, or other agent may not exercise discretion to vote on those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal Two, the broker, bank, or other agent may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, bank, or other agent so that your vote can be counted.

If stockholders abstain from voting, including brokers, banks, or other agents holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposals One, Two or Three.

Q. How do I vote via internet or telephone?
A. You may vote by proxy via the internet or by telephone by following the instructions provided on the proxy card or in the Notice. Please be aware that if you vote by phone or over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 31, 2016. The giving of such a telephonic or internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q. What if I return a proxy card but do not make specific choices?
A. If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board, including “For” the election of each of the two nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and “For” the approval, on an advisory basis, of named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?
A. This proxy solicitation is being made on behalf of our Board. We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials and proxy materials available over the internet, our directors, officers, and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. The Company has engaged Broadridge to provide advisory, consulting and solicitation services. The Company has agreed to pay customary compensation for such services at an initial fee of $15,844. Broadridge and our directors, officers and employees may

2016 Notice of Meeting and Proxy Statement

solicit proxies by mail, in person or by telephone.

Q. What does it mean if I receive more than one set of proxy materials?
A. If you receive more than one set of proxy materials and/or Notices, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards and/or Notices that you receive.

Q. Can I change my vote after submitting my proxy?
A. Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such broker, bank, or other agent.

Q. When are stockholder proposals due for next year’s Annual Meeting?
A. If you are interested in submitting a proposal for inclusion in the Proxy Statement for our 2017 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the Proxy Statement, we must receive your stockholder proposal at the address noted below no later than December 18, 2016.

If you wish to present a proposal or nominate any candidates for election at our 2017 annual meeting, but do not wish to have the proposal or nomination considered for inclusion in the Proxy Statement and proxy card, you must give written notice to Carbonite’s Secretary at the address noted below by March 3, 2017, but no sooner than February 1, 2017. However, if the 2017 annual meeting is held before May 2, 2017 or after August 10, 2017, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2017 annual meeting and no later than the close of business on the later of (1) the 70th day prior to the 2017 annual meeting and (2) the 10th day following the date on which public disclosure of the date of the 2017 annual meeting was made. You are also advised to review our By-Laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any proposals, notices, or information about proposed director candidates should be sent to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

Q. What is the quorum requirement?
A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 26,925,535 shares of Common Stock outstanding and entitled to vote. Accordingly, 13,462,768 shares of Common Stock must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting present in person or represented by proxy may adjourn the Annual Meeting to another time or place.

Q. How can I find out the results of the voting at the Annual Meeting?
A. Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day on which the final results are available.

Q. Whom should I call if I have questions about the Annual Meeting or voting?
A. Please call Broadridge Financial Solutions, Inc., the firm assisting us in the solicitation of proxies, at 1-800 353-0103.

2016 Notice of Meeting and Proxy Statement

Board of Directors, Corporate Governance & Related Matters

Our Board of Directors

The principal responsibility of our Board is to hire our chief executive officer and assess the overall strategy and direction of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class serving a three-year term. There are currently eight directors on the Board. The following table sets forth, for the Class II nominees and our other current directors, information with respect to their principal occupations, ages, positions/offices held with the Company, tenure, term of office and committee membership.

					Committees
Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.
Stephen Munford Chairman and former CEO of Sophos Ltd.	50	Chairman of the Board (Class II)	2014	2016		✓	✓
Mohamad Ali President & CEO of the Company	45	President, CEO and Director (Class I)	2015	2018
Scott Daniels Former Senior Analyst of Shannon River Partners	50	Director (Class I)	2016	2018	✓
Jeffry Flowers CTO of BlueArchive, Inc.	62	Director (Class III)	2005	2017
David Friend CEO of BlueArchive, Inc.	68	Director (Class III)	2005	2017
Peter Gyenes Non-executive Chairman of Sophos plc.	70	Director (Class I)	2015	2018		✓	✓
Charles Kane Director and former president of One Laptop Per Child	58	Director (Class II)	2011	2016	✓		✓
Todd Krasnow President of Cobbs Capital, Inc.	58	Director (Class III)	2005	2017	✓	✓

Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors.

2016 Notice of Meeting and Proxy Statement

Director Biographies and Qualifications

Directors Nominated by the Board for Election

Charles Kane Age: 58	Carbonite Committees: Chair, Audit Committee; Member Nominating & Governance Committee	Other Public Directorships: Progress Software Corporation; Realpages, Inc.; Demandware, Inc.

Charles Kane has served on our Board since July 2011. Since November 2006, Mr. Kane has served as a director of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he also served as president and chief operating officer from March 2008 to July 2009. From July 2007 to March 2008, Mr. Kane served as executive vice president and chief administrative officer of Global BPO Services Corp., a special purpose acquisition corporation, and from August 2007 to March 2008, as chief financial officer of Global BPO. From May 2006 to October 2006, he served as chief financial officer of RSA Security Inc., a provider of e-security solutions. From July 2003 to May 2006, Mr. Kane served as chief financial officer of Aspen Technology, Inc., a provider of supply chain management software and professional services. Earlier in his career, Mr. Kane served as president and chief executive officer of Corechange, Inc., an enterprise software company, and as chief financial officer of Informix Software, Inc., a provider of database management systems. Mr. Kane also held financial positions with Stratus Computer, Inc., Prime Computer Inc. and Deloitte & Touche LLP. Since November 2006, Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of Progress Software Corporation (NASDAQ: PRGS), a publicly-traded provider of infrastructure software. Since May 2010, he has served as a member of the board of directors and as chairman of the audit committee of Demandware, Inc., a provider of e-commerce solutions, and since November 2011 he has served as a member of the board of directors and as chairman of the audit committee of RealPages, Inc. (NASDAQ: RP), a publicly-traded provider of software solutions for the rental housing industry. Since October 2012 Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of PhotoBox LTD, an online digital photo service provider. Mr. Kane holds a B.B.A. in Accounting from the University of Notre Dame, an M.B.A. in International Finance from Babson College, and is senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; One Laptop Per Child; Progress Software Corporation; Demandware, Inc.; RealPages, Inc.; and PhotoBox Ltd. Former director of Borland Software Corp.; Netezza Corporation; and Applix Inc.

Senior Leadership Experience: Currently a Senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Former President and Chief Operating Officer of One Laptop Per Child; Chief Financial Officer of Global BPO Services; Chief Financial Officer of RSA Security, Inc.; and Chief Financial Officer of Aspen Technology, Inc. Corp.,

Stephen Munford Age: 50	Independent Chairman of the Board Carbonite Committees: Member, Compensation Committee; Member, Nominating & Governance Committee	Other Public Directorships: Sophos Group plc.

Stephen Munford has served on our Board since January 2014 and as chairman of the Board since March 2016. From May 2005 to September 2012, Mr. Munford served as chief executive officer of Sophos Group plc. (LSE: a developer and vendor of security software and, since September 2012, Mr. Munford has served as the chairman of Sophos’ board of directors. Mr. Munford also serves on the board of directors of Elastic Path Software Inc., a developer and vendor of e-commerce software; Quick Mobile, a provider of mobile solutions for events; Alertlogic, a leader in security and compliance solutions for the cloud; Teradici Corporation, a secure virtual workspace leader; and Utimaco., a provider of hardware security solutions. Mr. Munford holds a B.A. in Economics from the University of Western Ontario and an M.B.A. from Queen’s University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; chairman of the board of Sophos Group plc.; director of Elastic Path Software, Inc.; Quick Mobile; Alertlogic, Teradici Corporation; and Utimaco. Former director of Core Security Inc.
Senior Leadership Experience: Former Chief Executive Officer of Sophos Group plc.

2016 Notice of Meeting and Proxy Statement

Continuing Directors

Mohamad Ali Age: 45	Carbonite Committees: Other Public Directorships: None iRobot Corporation

Mohamad Ali was appointed as President and Chief Executive Officer, effective as of December 3, 2014, and as a Class I director of the Company, effective as of January 8, 2015. He served as chief strategy officer of Hewlett-Packard, an information technology company, from August 2012 to December 2014. From April 2012 to August 2012, Mr. Ali served as chief executive officer of the Workforce Optimization division of Aspect Software, a provider of business communications solutions and services. From April 2011 to April 2012, Mr. Ali served as senior vice president and president of the global services business of Avaya Corporation, a provider of business collaboration and communications solutions, and from July 2009 to March 2011 he served as Avaya’s senior vice president of corporate development and strategy. From January 1996 to July 2009, Mr. Ali served in various roles at IBM, including vice president of business and strategy for the information management division from 2005 to 2009. Mr. Ali currently serves as a director of iRobot Corporation (NASDAQ: IRBT). Mr. Ali holds a B.S. in Computer Engineering, a B.A. in History and a Master of Science in Electrical Engineering from Stanford University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc., iRobot Corporation, and two nonprofits, Oxfam America and Massachusetts Technology Leadership Council. Former director of City National Corporation and City National Bank.
Senior Leadership Experience: Current Chief Executive Officer of Carbonite, Inc.; former Chief Strategy Officer of Hewlett-Packard; President of Avaya Global Services; and Senior executive at IBM.

Scott Daniels Age: 50	Carbonite Committees: Member, Audit Committee	Other Public Directorships: None

Scott Daniels has served on our Board since January 2016 upon recommendation by Mr. Gyenes, full vetting by the Nominating and Governance Committee and the Board, and a unanimous Board vote. Mr. Daniels served as a senior analyst of Shannon River Partners, a private hedge fund focused on technology, media and communications companies, from July 2013 to April 2014. From November 2005 to July 2013, Mr. Daniels served as a senior analyst and partner of S Squared Technology, a technology investment fund where he evaluated and invested in multiple publicly traded small and midsized emerging growth technology companies around the world. Prior to S Squared Technology, Mr. Daniels served in various analyst roles covering technology and software companies. Mr. Daniels holds an M.B.A from Columbia Business School and a B.A. in English Literature from University of Pennsylvania.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.	Senior Leadership Experience: Formerly a Senior Analyst of Shannon River Partners, and a Senior Analyst and Partner of S Squared Technology.

Jeffry Flowers Age: 62	Carbonite Committees: Other Public Directorships: None None

Jeffry Flowers has served as a member of our Board since he co-founded our Company with Mr. Friend in February 2005. Since March 2016, Mr. Flowers has served as the chief technology officer and as a member of the board of directors of BlueArchive, Inc., a provider of cloud data archiving. From May 2012 to January 2016 Mr. Flowers served as the chief executive officer of Storiant, Inc., a provider of enterprise storage products. Previously, Mr. Flowers served as our technical advisor from April 2012 to August 2012, as our chief architect from April 2011 to April 2012 and as our chief technology officer from February 2005 to March 2011. Previously, Mr. Flowers co-founded with Mr. Friend, and served as chief technical officer of, Sonexis, Inc., a software company providing audio-conferencing services, from March 1999 through March 2002 and served as a director of Sonexis from March 1999 through August 2004. Prior to that time, Mr. Flowers co-founded with Mr. Friend, and served as chief technology officer and as a director of, FaxNet Corporation, a supplier of messaging services to the telecommunications industry. He also co-founded Pilot Software, Inc., a software company, with Mr. Friend in 1983. Mr. Flowers served as VP of Development at ON Technology Corporation, a publicly-traded software vendor, from June 1994 through February 1996. Mr. Flowers holds an M.S. and a B.S. in Information and Computer Science from Georgia Institute of Technology.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc. and BlueArchive, Inc. Former director of Storiant, Inc.; Sonexis, Inc.; and FaxNet Corporation.
Senior Leadership Experience: Currently the Chief Technology Officer of BlueArchive, Inc. Former Founder and Chief Executive Officer of Storiant, Inc.; Chief Architect and Chief Technology Officer of Carbonite, Inc., Chief Technical Officer of Sonexis, Inc.; and Co-Founder and Chief Technology Officer of FaxNet Corporation.

2016 Notice of Meeting and Proxy Statement

David Friend Age: 68	Carbonite Committees: None	Other Public Directorships: None

David Friend has served as a member of our Board since he co-founded our Company with Mr. Flowers in February 2005. Since March 2016, Mr. Friend has served as the chief executive officer and as a member of the board of directors of BlueArchive, Inc., a provider of cloud data archiving. Previously, Mr. Friend served as our chief executive officer from February 2005, as our President from February 2005 to September 2007 and again from August 2010 to December 2014. On December 3, 2014, Mr. Friend resigned as President and Chief Executive Officer of the Company and became Executive Chairman of the Board. Mr. Friend served as Executive Chairman of the Board from December 2014 to February 2016. From March 1999 through March 2002, Mr. Friend co-founded with Mr. Flowers and served as chief executive officer and president of Sonexis, Inc., a software company providing audio-conferencing services and served as a director of Sonexis from March 1999 through August 2004. From June 1995 through December 1999, Mr. Friend co-founded with Mr. Flowers and served as chief executive officer and as a director of FaxNet Corporation, a supplier of messaging services to the telecommunications industry. Prior to that time, Mr. Friend co-founded Pilot Software, Inc., a software company, with Mr. Flowers in 1983. Previously, Mr. Friend founded Computer Pictures Corporation, a software company whose products applied computer graphics to business data, and served as president of ARP Instruments, Inc., an audio hardware manufacturer. Mr. Friend served as a director of GEAC Computer Corporation Ltd., a publicly-traded enterprise software company, from October 2001 to October 2006, and currently serves as a director of CyraCom International, Inc., DealDash Oyj, and Netblazr, Inc. Mr. Friend holds a B.S. in Engineering from Yale University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; BlueArchive, Inc.; CyraCom International, Inc.; Netblazr, Inc.; and DealDash Oyj.
Senior Leadership Experience: Currently the Chief Executive Officer of BlueArchive, Inc. Formerly the Chief Executive Officer and President of Carbonite, Inc.; Co-Founder and Chief Executive Officer of Sonexis, Inc.; Co-Founder and Chief Executive Officer of FaxNet Corporation.

Peter Gyenes Age: 70	Carbonite Committees: Chair, Nominating & Governance Committee; Member, Compensation Committee	Other Public Directorships: Sophos plc.; IntraLinks Holdings, Inc.; Pegasystems Inc.; RealPage, Inc.

Peter Gyenes has served on our Board since April 2015. Mr. Gyenes has served as the non-executive Chairman of the board of directors of Sophos plc. (LSE: SOPH), a global security software company, since July 2015, lead independent director from September 2012 to July 2015, and as non-executive chairman from May 2006 to September 2012. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation (NASDAQ: ASCL), a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by International Business Machines Corporation in 2005. Mr. Gyenes served on the board of Applix (NASDAQ: APLX) a provider of business analytics software solutions, from 2000 until it was acquired by Cognos Incorporated in 2007, and on the board of webMethods Inc., a leading provider of infrastructure software, from 2005 until it was acquired by Software AG in 2007. Mr. Gyenes also served on the board of BladeLogic Inc. (NASDAQ: BLOG) from 2006 until it was acquired by BMC Software, Inc. in 2008. Mr. Gyenes also served on the board of directors of Netezza Corporation (NYSE: NZ) from 2008 until it was acquired by International Business Machines Corporation in 2010. Mr. Gyenes also served on the board of Lawson Software, Inc. (NASDAQ: LWSN) from 2006 until it was acquired by Infor in July 2011 and on the board of EnerNoc (NASDAQ: ENOC) from 2013 to 2015. From 2009 to 2015, Mr. Gyenes also served on the board of directors of Cimpress NV (NASDAQ: CMPR). He currently serves on the boards of directors IntraLinks Holdings, Inc. (NYSE: IL), Pegasystems Inc. (NASDAQ: PEGA), RealPage, Inc. (NASDAQ: RP), and Epicor Software Corporation, a provider of software solution to the manufacturing, distribution, retail and services industries, and serves as trustee emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes received his B.A. in mathematics and his M.B.A. in marketing from Columbia University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; Chairman of the Board of Sophos plc.; director of IntraLinks Holding, Inc.; Pegasystems Inc.; RealPage, Inc. and Epicor Software Corporation. Former director of Ascential Software Corporation; Applix; webMethods Inc.; BladeLogic, Inc.; Netezza Corporation; Lawson Software, Inc.; and EnerNoc.

Senior Leadership Experience: Currently the non-executive Chairman of the board of directors of Sophos, plc. Formerly the lead independent director of Sophos plc., and Chief Executive Officer of Ascential Software Corporation.

2016 Notice of Meeting and Proxy Statement

Todd Krasnow Age: 58	Lead Independent Director Carbonite Committees: Chair, Compensation Committee; Member, Audit Committee	Other Public Directorships: Title Shop Holdings, Inc.

Todd Krasnow has served on our Board since September 2005 and as our lead independent director since April 2011. Mr. Krasnow has served as the president of Cobbs Capital, Inc., a private consulting company, since January 2005, and as marketing domain expert with Highland Consumer Fund, a venture capital firm, since June 2007. Previously, Mr. Krasnow was the chairman of Zoots, Inc., a dry cleaning company from June 2003 to January 2008 and chief executive officer of Zoots, Inc. from February 1998 to June 2003. He served as the executive vice president of sales and marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples, Inc. from March 1986 to May 1993. Mr. Krasnow is a director of Tile Shop Holdings, Inc. (NASDAQ: TTS), a publicly-traded retailer of tile and stone, and is chairman of the Tile Shop Holdings’ compensation committee. Mr. Krasnow is also a director of Ecentria, a privately held online marketer of optical, outdoor, and camping gear, and Bakkavor, a UK-based, privately owned, maker of fresh prepared meals.  Mr. Krasnow holds an M.B.A. from the Harvard University Graduate School of Business and an A.B. in Chemistry from Cornell University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Title Shop Holdings, Inc.; Ecentria; and Bakk A1 Holdings, Ltd. Former chairman of Zoots, Inc.	Senior Leadership Experience: Currently the President of Cobbs Capital, Inc. Formerly the Chief Executive Officer of Zoots, Inc.; and Vice President of Sales and Marketing of Staples, Inc.

2016 Notice of Meeting and Proxy Statement

Board Leadership Structure & Governance

Independent Chairman of the Board

In an effort to strengthen our corporate governance practices, in early 2016, the Board appointed a non-executive Chairman, a position currently filled by Mr. Munford. This position is independent from management. The Chairman presides over the Board meetings as well as meetings of the independent directors. Mr. Ali, our Chief Executive Officer, is a member of our Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation. In addition to our independent Chairman of the Board, 5 of our 8 current directors and director nominees are independent under the listing requirements of Nasdaq, and all of the members of the Audit Committee, Nominating & Corporate Governance Committee, and Compensation Committee are independent directors under the listing requirements and rules of Nasdaq and other applicable laws, rules and regulations.
Resources

Good corporate governance is important to ensure that the Company is managed for the long‑term benefit of its stockholders and to enhance the creation of long‑term stockholder value. Each year, the Board or one of its committees will review the written charters for each of the Board’s standing committees and our Code of Business Conduct & Ethics. The current versions of each of these documents is available by visiting the Corporate Governance section of our website at http://investor.carbonite.com/governance.cfm, or by requesting a copy in print without charge upon written request to our Secretary.

Independence of Our Board of Directors

As required under the rules and regulations of The Nasdaq Stock Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our Board, in consultation with our counsel, has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board has determined that Messrs. Clifford (who resigned in the spring of 2015 from the Board but served as a member during the Company's last fiscal year), Daniels, Gyenes, Kane, Krasnow, Munford, and Vazirani (who resigned effective December 31, 2015 from the Board but served as a member during the Company's last fiscal year), representing five of our eight current directors and seven of the ten directors serving on the Board since the beginning of the last fiscal year, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. There are no family relationships among any of our directors, director nominees, or named executive officers. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director’s independence, including the beneficial ownership of our capital stock by each non-employee director. Because it is not possible to anticipate or explicitly provide for all circumstances that might signal potential conflicts of interest or bear on the materiality of a director’s relationship with the Company, our Board, when making its “independence” determinations, prefers to broadly consider all relevant facts and circumstances, including, without limitation, applicable independence standards promulgated by Nasdaq.

Code of Business Conduct & Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Code includes standards and procedures for reporting and addressing potential conflicts of interest, the accuracy of the Company’s financial records, corporate opportunities and insider information, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. A copy of the Code is available on our website on the investor relations page at http://investor.carbonite.com/governance.cfm. Any waivers of the Code for directors or executive officers, or any amendments to the Code, shall be posted on the Company’s website within four business days of such amendments or waivers, as the case may be and, to the extent required by the listing standards of Nasdaq, by filing a Current Report on Form 8-K with the SEC, disclosing such information.
Board Responsibility; Risk Oversight

Our Board is responsible for, among other things:

•	oversight of our business;

2016 Notice of Meeting and Proxy Statement

•	review and approval of our significant financial objectives, plans, and actions; and

•	review of the performance of our chief executive officer.

The Board conducts an annual self-evaluation, a review of the committee structure, and an assessment of its compliance with our governance principles. In fulfilling our Board’s responsibilities, directors have full access to our management and independent advisors.

While the Audit Committee is primarily responsible for overseeing our risk management function, our entire Board is actively involved in risk management oversight. For example, our Board engages in periodic discussions with such company executive officers as our Board deems necessary, including the chief executive officer, executive chairman (which position has now been replaced with an independent chairman), chief financial officer and general counsel. In addition, our Compensation Committee reviews compensation policies and practices as they relate to risk management practices and risk-taking incentives. We believe that the leadership structure of our Board supports effective risk management oversight.

Risk Assessment and Compensation Practices

Our Compensation Committee has reviewed our compensation policies and practices for our employees as they relate to our risk management and, based upon this review, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Specifically, we believe that the elements of our compensation programs do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. A significant portion of the compensation provided to our executive officers, and a material amount of the compensation provided to other employees, is in the form of equity awards that help align executive officer and employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are staggered and subject to long-term vesting schedules that help ensure that executive officers and employees have a meaningful amount of compensation tied to long-term stock price performance.
Board Committees
Our Board has established the following committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Nominating & Corporate Governance
Stephen Munford (IC)		M	M
Mohamad Ali
Scott Daniels	M
Peter Gyenes		M	Ch
Jeffry Flowers
David Friend
Charles Kane	Ch		M
Todd Krasnow (LD) (1)	M	Ch
IC = Independent Chairman of the Board  LD = Lead Independent Director  Ch = Committee Chair   M = Committee Member

(1)	The Lead Independent Director position will no longer exist at the end of 2016 due to the creation of an Independent Chairman position.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process, the audit of our financial statements, and our internal control processes. Among other matters, the Audit Committee:

2016 Notice of Meeting and Proxy Statement

•	evaluates the independent auditors’ qualifications, independence, and performance;

•	determines the engagement, retention, and compensation of the independent auditors;

•	reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	reviews our risk assessment and risk management processes;

•	establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls, or audit matters;

•	monitors the rotation of partners of the independent auditors on the Carbonite engagement team as required by law;

•	reviews our critical accounting policies and estimates; and

•
oversees any internal audit function. Additionally, the Audit Committee reviews and approves related person transactions and reviews and evaluates, on an annual basis, the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Messrs. Daniels, Kane and Krasnow, with Mr. Kane serving as the chair of the committee. All members of our Audit Committee serving since the beginning of the last fiscal year meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Kane is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Messrs. Daniels, Kane and Krasnow are independent as defined under the applicable rules and regulations of the SEC and Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. Among other matters, the Compensation Committee:

•
annually reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations;

•	administers the issuance of stock options and other awards under our equity compensation plans; and

•	reviews and evaluates, on an annual basis, the Compensation Committee charter and the committee’s performance.
For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, see the section entitled “Compensation Discussion and Analysis” below. Pursuant to its charter and to the extent permitted by applicable law and regulation, the Compensation Committee may delegate any of its authority to a subcommittee or single member of the Compensation Committee, except where it would interfere with the compensation safe harbors afforded by Section 162(m) of the Internal Revenue Code or Section 16(b) of the Exchange Act. Further, to the extent permitted by applicable law and the provisions of any equity-based plan, the Compensation Committee may delegate to one or more of the Company’s executive officers the power to grant options, stock, or other equity rights to employees of the Company who are not directors or executive officers of the Company.

The current members of our Compensation Committee are Messrs. Gyenes, Krasnow and Munford, with Mr. Krasnow serving as the chair of the committee. All of the members of our Compensation Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of the SEC, Nasdaq, and Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of candidates for directorships; and the structure and composition of our Board and committees of our Board. In addition, the Nominating and Corporate Governance Committee:

•	approves our committee charters;

2016 Notice of Meeting and Proxy Statement

•	oversees compliance with our code of business conduct and ethics;

•	contributes to succession planning;

•	reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee;

•	oversees our Board self-evaluation process;

•	is responsible for making recommendations regarding non-employee director compensation to the full Board; and

•	reviews and evaluates, on an annual basis, the Nominating and Corporate Governance Committee charter and the committee’s performance.

The current members of our Nominating and Corporate Governance Committee are Messrs. Gyenes, Kane and Munford, with Mr. Gyenes serving as the chair of the committee. All of the members of our Nominating and Corporate Governance Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Criteria and Procedures for Director Nominations

In selecting director candidates, the Nominating and Corporate Governance Committee and our Board consider whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by our Board. In this respect, the Nominating and Corporate Governance Committee and our Board consider, among other qualifications: experience; background; judgment; integrity; understanding of the Company’s business environment; personal accomplishment; diversity of viewpoint, experience, education, skill, race, gender and/or national origin; experience in corporate management or as an officer or director of another publicly held company; and willingness to devote adequate time to Board duties. In evaluating candidates for nomination to our Board, the Nominating and Corporate Governance Committee shall take into account Nasdaq listing rules and any other applicable law, regulation or rule. Other than the foregoing, there are no minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider such other qualifications as it may deem appropriate. The Board evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best achieve the success of the Company's business and represent stockholder interests through the exercise of sound judgment.

Potential director candidates will be discussed by the Nominating and Corporate Governance Committee and proposed for nomination by the entire Board. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue in service. Current members of our Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service with that of obtaining a new perspective. If any member of our Board did not wish to continue in service or if the Nominating and Corporate Governance Committee decided not to nominate a member for reelection, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee based on the criteria listed above. Executive search firms may be retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to nominate an individual for election to our Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the applicable annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not less than 70 days and not more than 120 days prior to the date of such annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our By-Laws. As set forth in our By-Laws, submissions must include the name and address of the proposed nominee and information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act. Our By-Laws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for a director review a copy of our By-Laws, as amended and restated to date, which are available, without charge, from our Secretary, at Two Avenue de Lafayette, Boston, Massachusetts 02111.

2016 Notice of Meeting and Proxy Statement

Compensation Committee Interlocks and Insider Participation
Mr. Krasnow, Mr. Gyenes, Mr. Munford and Mr. Vazirani served as members of our Compensation Committee during our last completed fiscal year.

Neither Mr. Krasnow, Mr. Gyenes, Mr. Munford nor Mr. Vazirani (a) are, or have at any time during the past year been, officers or employees of ours, (b) were formerly officers of ours, or (c) have had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

None of our executive officers currently serves, or in the past year has served, as a member of our Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee, except that Mr. Friend served as the chairman of the board of directors of Storiant, Inc. (“Storiant”) beginning in May 2012 and ended in January 2016, an entity of which Mr. Flowers was the founder and chief executive officer until its dissolution in January 2016.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met twenty-three (23) times during the last fiscal year and acted by written consent three (3) times. The Audit Committee met seven (7) times, the Compensation Committee met eight (8) times and acted by unanimous written consent one (1) time, and the Nominating and Corporate Governance Committee met four (4) times and acted by unanimous written consent one (1) time during the last fiscal year. During 2015, each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which each served. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Two of our directors attended our 2015 annual meeting of stockholders.

Stockholder Communications with the Board of Directors
Stockholders and other interested parties who would like to communicate with an individual director, our Board as a group, or a specified Board committee or group, including the independent directors as a group, may do so by writing to them by mail, c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111-Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. Communications also may be referred to other departments within the Company. Any such communication is then distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that are primarily commercial in nature, communications that are related to an improper or irrelevant topic, or communications that request general information about the Company.

Certain Relationships And Related Transactions

There were no transactions (or proposed transactions) or series of similar transactions, during our last fiscal year to which we were a participant or will be a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors or director nominees, executive officers, holders of more than 5% of our Common Stock, or any member of their respective immediate families, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) we were or are to be a participant, (ii) the amount involved exceeds $50,000 and (iii) a related person had or will have a direct or indirect material interest. While the policy covers related person transactions in which the amount involved exceeds $50,000, the policy states that related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act of 1933, as amended (the “Securities Act”), Exchange Act, and related rules. Our Board set the $50,000 threshold for approval of related person transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act, and related rules because we believe that a greater level of scrutiny is appropriate for our Audit Committee in reviewing transactions or potential transactions with related persons. Pursuant to this policy, our Audit Committee will

2016 Notice of Meeting and Proxy Statement

(i) review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been exempted from this policy. These exempted transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in the Company where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related person transaction for which he or she is a related party.

2016 Notice of Meeting and Proxy Statement

Audit-Related Matters

Report of the Audit Committee of the Board of Directors
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investor.carbonite.com/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Carbonite’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2015.
The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with Ernst & Young LLP their independence and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rules 3524, 3525, and 3526 of the PCAOB. The Committee has also considered whether, and to what extent, if any, the fact that Ernst & Young & Young LLP may, from time to time, provide non-audit services to the Company, is compatible with maintaining the auditor’s independence and has discussed this with Ernst & Young LLP. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited consolidated financial statements be included in our on Form 10-K for the year ended December 31, 2015. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by the stockholders.

Audit Committee
Charles Kane, Chair
Stephen Munford
Todd Krasnow
Scott Daniels
Principal Accountant Fees and Services
The following table provides a summary of fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2015 and 2014. All services and fees described below were approved by our Audit Committee.

	Fiscal Year Ended December 31,
	2015	2014
Audit Fees	$1,002,728	$832,034
Audit-Related Fees	$354,340	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,357,068	$832,034

Audit Fees
Audit fees of Ernst & Young LLP during the 2015 and 2014 fiscal years include the aggregate fees incurred for the audits of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of each interim consolidated financial statements included in our quarterly reports, and other matters related to our SEC compliance and filings.

2016 Notice of Meeting and Proxy Statement

Audit-Related Fees

Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal year 2015, these services related to due diligence activities in connection with the acquisition of the North American and European Union cloud-based business continuity and disaster recovery assets of EVault, Inc.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved all audit and other services provided by Ernst & Young LLP for fiscal years 2015 and 2014 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

2016 Notice of Meeting and Proxy Statement

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class having a three-year term.
The Board currently consists of eight directors, divided into the three following classes:
Class I: Mohamad Ali, Scott Daniels and Peter Gyenes, whose current terms will expire at the annual meeting of stockholders to be held in 2018;
Class II: Charles Kane and Stephen Munford, whose current terms will expire at the Annual Meeting; and
Class III: Jeffry Flowers, David Friend and Todd Krasnow, whose current terms will expire at the annual meeting of stockholders to be held in 2017.
Messrs. Munford and Kane have been nominated by our Board to serve as Class II directors and have each elected to stand for reelection. Each director elected at the Annual Meeting will serve for a term ending on the date of the third annual meeting of stockholders following his election and until his successor is elected and has been qualified, or until his earlier death, resignation, or removal.

Shares represented by executed proxy cards will be voted, if authority to do so is not withheld, for the election of Messrs. Munford and Kane. In the event that any nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each of Messrs. Munford and Kane has agreed to serve if elected, and management has no reason to believe that any such nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

2016 Notice of Meeting and Proxy Statement

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

2016 Notice of Meeting and Proxy Statement

PROPOSAL THREE
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (sometimes referred to as “say-on-pay”). We currently intend to submit the compensation of our named executive officers to stockholders annually, consistent with the advisory vote at our 2011 annual meeting of stockholders. Accordingly, you may vote on the following resolution at the Annual Meeting:
“RESOLVED that the stockholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”
This vote is non-binding. However, our Board and the Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of this vote when making future compensation decisions for the Company’s executive officers.
As described in detail in the Compensation Discussion and Analysis, our compensation programs are designed to motivate our executive officers to create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and performance bonuses) and long-term incentives (including performance-based equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

2016 Notice of Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 8, 2016, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each executive officer whose name appears in the Summary Compensation Table in this Proxy Statement;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 8, 2016. Except as indicated in the footnotes below, we believe, based on the information furnished to us and SEC filings, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of April 8, 2016, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership on 26,925,535 shares of Common Stock outstanding on April 8, 2016. Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts, 02111.

2016 Notice of Meeting and Proxy Statement

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Shares Subject to Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Entities affiliated with Menlo Ventures (2)	3,323,178	—	3,323,178	12.3%
j2 Global, Inc. (3)	2,254,666	—	2,254,666	8.4%
Entities affiliated with Crosslink Capital (4)	2,083,502	—	2,083,502	7.7%
Named Executive Officers and Directors:
David Friend (5)	1,683,541	31,250	1,714,791	6.4%
Charles Kane	14,000	52,208	66,208	*
Todd Krasnow (7)	226,771	56,208	282,979	1.0%
Peter Gyenes	17,000	10,042	27,042	*
Stephen Munford	19,000	34,125	53,125	*
Jeffry Flowers (6)	420,626	31,208	451,834	1.7%
Scott Daniels	16,500	—	16,500	*
Mohamad Ali	587,370	25,000	612,370	2.3%
Anthony Folger	322,585	137,270	459,855	1.7%
Danielle Sheer	102,340	136,426	238,766	*
Christopher Doggett	91,025	—	91,025	*
Cassandra Hudson	42,017	28,360	70,647	*
David Raissipour	118,425	—	118,425	*
Norman Guadagno	65,512	—	65,512	*
Paul Mellinger	65,512	—	65,512	*
Executive Officers and Directors as a Group (15 persons) (5)(6)(7)	3,792,224	542,367	4,334,591	15.8%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account.

(2)
Consists of 3,238,961 shares of Common Stock held by Menlo Ventures X, L.P. (“Menlo X”), 27,531 shares of Common Stock held by Menlo Entrepreneurs Fund X, L.P. (“MEF X”), and 56,686 shares of Common Stock held by MMEF X, L.P. (“MMEF X,” and together with Menlo X and MEF X, the “Menlo Funds”). MV Management X, L.L.C. (“MVM X,” and together with the Menlo Funds, the “Menlo Entities”) serves as the general partner of Menlo X, MEF X and MMEF X. MVM X owns no securities of the Company directly. Henry D. Montgomery, John W. Jarve, Douglas C. Carlisle, Sonja H. Perkins, Mark A. Siegel, Pravin A. Vazirani, and Shawn T. Carolan are managing members of MVM X and share voting and investment power over the shares held by Menlo X, MEF X, and MMEF X, and may be deemed to own beneficially the shares held by Menlo X, MEF X, and MMEF X. The address for the Menlo Funds is 3000 Sand Hill Road, B4-100, Menlo Park, CA 94025.

(3)
Beneficial owner of shares of Common Stock held through a wholly owned subsidiary of j2 Global, Inc. ("j2"). The business address of j2 is 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. Based upon filings made with the SEC by j2.

(4)
Based upon filings made with the SEC by Crosslink Capital, Inc. (“Crosslink”) on behalf of itself and Michael J. Stark (“Stark”). Includes shares of Common Stock beneficially owned by Crosslink, shares of Common Stock beneficially owned by Crossover Fund VI Management, L.L.C. (“Crossover VI Management”), and shares of Common Stock beneficially owned by Stark. These securities are held directly by investment funds to which Crosslink is investment adviser for the benefit of the investors in those funds. These securities are indirectly beneficially owned by Crosslink in such capacity as investment

2016 Notice of Meeting and Proxy Statement

adviser, by Crossover VI Management as the general partner of one or more of those funds, and by Stark as the control person of those entities. The address for Crosslink Capital is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(5)
Includes 287,752 shares of Common Stock held by the David Friend Revocable Trust, 86,432 shares held by the Margaret F. A. Shepherd 2009 Qualified Annuity Trust II, 24,525 shares held by Margaret F. A. Shepherd, and 27,006 shares owned by the Margaret F.A. Shepherd Revocable Trust.

(6)
Includes 26,316 shares of Common Stock held by the Jeffry Flowers 2010 Grantor Retained Annuity Trust, 26,316 shares held by the Laurie Flowers 2010 Grantor Retained Annuity Trust, and 86,267 shares held by Laurie Flowers.

(7)
Includes 12,000 shares of Common Stock held by the Rachel L. Krasnow Trust, 12,000 shares of Common Stock held by the Charles S. Krasnow Trust, 12,000 shares of Common Stock held by the Eric J. Krasnow Trust, 25,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Remainder Trust, 30,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Trust, and 10,000 shares of Common Stock held by the Hobart Road Charitable Remainder Trust.

2016 Notice of Meeting and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2015, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except for: (i) the Form 4 filed by David Friend on January 21, 2015, relating to an acquisition of options to buy Common Stock; (ii) the Form 4 filed by Todd Krasnow on May 7, 2015, relating to an acquisition of Common Stock; (iii) the Form 4 filed by Cassandra Hudson on June 17, 2015, relating to a sale of Common Stock pursuant to a 10b5-1 Trading Plan and a sale of Common Stock solely to satisfy tax withholding obligations pursuant to a 10b5-1 Trading Plan; (iv) the Forms 4s filed by Danielle Sheer on June 17, 2015 and December 18, 2015, relating to sales of Common Stock solely to satisfy tax withholding obligations pursuant to a 10b5-1 Trading Plan; (v) the Form 3 filed by Paul Mellinger on December 28, 2015; and (vi) the Form 4 filed by Mohamad Ali on January 7, 2016, relating to withholding of shares and the sale of Common Stock solely to satisfy tax withholding obligations pursuant to a 10b5-1 Trading Plan.

2016 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION
Overview of Director Compensation Program

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. The form and amount of director compensation is determined by our Board. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and committee meetings. Our directors who are also employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board. The compensation that we pay to Messrs. Ali and Friend is discussed in the “Compensation Discussion and Analysis” section beginning on page 35.

Director Cash Compensation
In 2015, non-employee directors received cash compensation for their services as members of our Board, as follows:

Lead Director Annual Retainer Fee	$35,000
Annual Retainer Fee (Non-Employee Directors other than Lead Director)	$25,000
Audit Committee Chairperson	$15,000
Compensation Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Chairperson	$6,000
Audit Committee Members	$7,500
Compensation Committee Members	$5,000
Nominating and Corporate Governance Committee Members	$3,000

Director Stock-Based Compensation

Each newly elected or appointed non-employee director receives an initial stock option grant to purchase 25,000 shares of our Common Stock, or 12,500 restricted shares, when he or she joins our Board and, thereafter, on the date of each annual meeting of stockholders, an annual grant of (i) a stock option to purchase 9,000 shares of our Common Stock and (ii) restricted shares with respect to 4,500 shares of our Common Stock, which are settled in shares of Common Stock. All such stock options and restricted shares vest ratably either in quarterly or annual installments over one or three years, subject to the continued service by the non-employee director on our Board, and automatically vest in full and become exercisable immediately prior to a change in control of the Company.

Director Ownership Guidelines

On February 1, 2016, the Board approved stock ownership guidelines for the Board and senior executives.  The Board believes that significant stock ownership by Board members and Section 16 officers of the Company further aligns their interests with the interests of the Company’s stockholders. The ownership guidelines provide that within three (3) years after (i) the effective date of the guidelines or (ii) joining the Board, each non-management Board member must own shares of the Company’s common stock having a value, at a minimum, of three times the annual cash retainer for service on the Board as established from time to time by the Board. Shares that count toward this ownership guideline include shares owned outright in the Board member’s name, shares held in trust for the member’s benefit or the benefit of the member’s immediate family. Shares that do not count toward this ownership guideline include unexercised stock options and shares of restricted stock for which restrictions have not yet lapsed (unvested restricted stock). A non-management Board member will not be permitted to sell shares of the Company’s common stock (using established pre-clearance procedures) unless such Board member’s holdings of the Company’s common stock meet the minimum ownership guideline established above.

2016 Notice of Meeting and Proxy Statement

2015 Director Compensation Table
The following table provides information concerning the compensation earned by each of our non-employee directors for the year ended December 31, 2015.

Name	Fees Earned ($)	Stock Awards($)(1)	Option Awards($)(1)	Total ($)
Timothy Clifford (2)	10,833	—	—	10,833
Jeffry Flowers	25,000	50,130	46,147	121,277
Peter Gyenes (3)	20,750	180,130	46,147	247,027
Charles Kane	43,000	50,130	46,147	139,277
Todd Krasnow	87,500	50,130	46,147	183,776
Stephen Munford	29,667	50,130	46,147	125,944
Pravin Vazirani (4)	36,000	50,130	46,147	132,277
Scott Daniels (5)	—	—	—	—

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock and option awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), except that no forfeiture assumptions were included in this calculation. See Note 10 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts. Note that amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the recipients of these stock awards.

(2)	Mr. Clifford resigned from the Board, effective April 29, 2015.

(3)	Mr. Gyenes received an initial equity award of 12,500 restricted shares when he joined the Board, effective April 29, 2015.

(4)	Mr. Vazirani resigned from the Board, effective December 31, 2015.

(5)	Mr. Daniels joined the Board, effective January 4, 2016 and did not receive compensation in 2015.

The following table shows the aggregate number of stock awards and stock option awards held as of December 31, 2015 by each of our non-employee directors who served during 2015:

Name	Stock Awards (#)	Option Awards (#)
Timothy Clifford	—	34,000
Jeffry Flowers	6,750	35,500
Peter Gyenes	14,917	9,000
Charles Kane	6,750	56,500
Todd Krasnow	6,750	60,500
Stephen Munford	6,750	43,000
Pravin Vazirani	—	32,417

2016 Notice of Meeting and Proxy Statement

EXECUTIVE OFFICERS
The following is biographical information for our current executive officers other than Mr. Ali.

Name	Age	Position
Anthony Folger	44	Chief Financial Officer and Treasurer
Christopher Doggett	46	Senior Vice President of Global Sales
Norman Guadagno	52	Senior Vice President of Marketing
Paul Mellinger	54	Senior Vice President of EVault
David Raissipour	49	Senior Vice President of Product and Engineering
Danielle Sheer	35	General Counsel, Vice President, and Secretary

Anthony Folger Age: 44

Skills and Qualifications
Senior Leadership Experience: More than 20 years of experience in finance and global operations and more than 10 years of senior leadership experience with high growth, global technology companies.

Anthony Folger has served as our Chief Financial Officer and Treasurer since January 2013 and oversees our customer facing and business operations including customer support, data center operations, finance, investor relations, corporate development, information technology, business analytics and human resources.
Prior to Carbonite, Mr. Folger served as Chief Financial Officer at Acronis AG and its subsidiaries, a leading provider of backup, disaster recovery and secure access solutions, from October 2008 to December 2012 and as Acronis’ corporate controller from June 2006 to October 2008.  Prior to Acronis, Mr. Folger held senior finance positions at Starent Networks Corp., an information technology products company, from January 2005 to June 2006. Mr. Folger also served as an audit manager at PricewaterhouseCoopers LLP from January 2004 to January 2005, as corporate controller of Marketmax, Inc., a provider of planning software for the retail industry, from October 2001 to October 2003, as corporate controller of Habama Inc., a software company, from July 2000 to July 2001, and in various audit-related capacities at Deloitte & Touche, LLP from August 1994 to June 2000.

Mr. Folger holds a B.A. in Accounting and Economics from The College of the Holy Cross, and he is a Certified Public Accountant.

Christopher Doggett Age: 46

Skills and Qualifications
Senior Leadership Experience: Global sales leader with over 20 years of experience in the creation and execution of strategic sales and marketing strategies, programs and initiatives for organizations ranging from start-ups to global firms.  Executive member of senior management teams for six companies over the last 14 years.

Christopher Doggett has served as our Senior Vice President of Global Sales since December 2015. He manages Carbonite’s global sales, revenue marketing, and channel and strategic alliances. Mr. Doggett previously served as Managing Director of Kaspersky Lab, Inc., a leading vendor of cybersecurity solutions and threat intelligence for large enterprises, small and medium-sized business and consumers, from April 2014 to December 2015, as Kaspersky’s Senior Vice President of Corporate Sales, North America, from December 2012 to April 2014, and as Kaspersky’s Vice President, Channel Sales, North America, from March 2012 to December

2016 Notice of Meeting and Proxy Statement

2012. Previously, Mr. Doggett served as the Executive Vice President for Financial Recovery Technologies LLC, a technology-based services firm, from September 2010 to March 2012. Prior to that time, Mr. Doggett served as Vice President, Global Channels of Sophos, Inc., a global security software company, from January 2010 to September 2010, as Sophos’ Director, Global Channel Sales from August 2008 to January 2010, as Director of Channel Sales, North America from April 2007 to October 2008 and as Director of Gateway Sales, North America from July 2006 to April 2007.

Mr. Doggett holds an M.B.A. in Business Administration and a Masters in Science in Management Information Systems from Boston University Graduate School of Management and a B.A. in Anthropology from The Colorado College.

Norman Guadagno Age: 52

Skills and Qualifications
Senior Leadership Experience: More than a decade of experience at technology companies and specialized marketing agencies has enabled Mr. Guadagno to bring deep strategic, marketing, and technology insight to Carbonite. He has brought billion dollar products to market and created dozens of value-creating marketing programs. In 2015, he was named by Brand Quarterly Magazine as one of the top 50 over 50 marketing thought leaders in the world.

Norman Guadagno has served as our Senior Vice President of Marketing since January 6, 2016. He has direct responsibility over global marketing, brand strategy and product marketing, and oversees a multifunctional team managing all operational execution areas of the unit. Prior to Carbonite, Mr. Guadagno served as Senior Vice President of Marketing Strategy for Wire Stone, LLC ("Wire Stone"), an independent digital marketing agency, from July 2015 to December 2015, Vice President of Client Engagement from February 2014 to July 2015, Managing Director from March 2012 to February 2014, and Solution Architect from February 2011 to March 2012. Prior to Wire Stone, Mr. Guadagno served as a Principal for Methodologie, Inc. (“Methodologie”), a design and communications strategy firm, from October 2009 to December 2010, where he was responsible for client strategy and account growth. Prior to Methodologie, Mr. Guadagno held various roles at Microsoft Corporation (“Microsoft”) where he led various marketing and strategy teams, and was responsible for the Application Lifecycle Management (ALM) business with revenue, adoption and field satisfaction targets.

Mr. Guadagno holds an M.A. in Psychology from Rice University and a B.A. in Psychology from the University of Rochester.

Paul Mellinger Age: 54

Skills and Qualifications
Senior Leadership Experience: More than thirteen years of service in various leadership and executive integration roles at IBM, Cognos and SPSS (from January 2003 to December 2015).

Paul Mellinger has served as our Senior Vice President of EVault since January 4, 2016. He has direct responsibility for EVault’s worldwide business. From January 2013 to December 2015, Mr. Mellinger served as the Vice President of Software Sales at International Business Machines Corporation (“IBM”), where he was primarily responsible for leading IBMs worldwide team of software client leaders. During his time at IBM, Mr. Mellinger also served as Vice President of Sales and Integration for Cognos, a software division of IBM, from June 2008 to December 2012, Vice President of Software Sales, Asia Pacific from June 2006 to June 2008 and as Vice President, Software Sales, North America from January 2003 to June 2006. He serves on the Washington University Alumni and Parents Council.

Mr. Mellinger holds a B.S. in Mechanical Engineering from Washington University in St. Louis and an M.B.A. from the Olin School of Business at Washington University.

2016 Notice of Meeting and Proxy Statement

David Raissipour Age: 49

Skills and Qualifications
Senior Leadership Experience: Thirty years of experience in products and engineering, including more than 15 years in leadership roles at Microsoft, RSA Security and Carbonite. Mr. Raissipour holds numerous patents for his technology inventions.

David Raissipour has served as our Senior Vice President of Product and Engineering since May 2015. He has direct responsibility for product and engineering. From October 2014 to April 2015, Mr. Raissipour, served as Senior Vice President of Engineering and Product Management at Boundless Spatial, Inc., a premiere developer of powerful software for enterprise Spatial IT applications. From December 2013 to October 2014, Mr. Raissipour served as Vice President of Engineering and Products of RSA Security LLC, where he led the fraud, authentication, data protection and mobile security product portfolio. From April 2013 to September 2014, Mr. Raissipour served as RSA’s Vice President and General Manager, as RSA’s Vice President of Research and Development from August 2011 to April 2013, and as RSA’s Senior Director of Product Management from August 2010 to August 2011. Prior to RSA, Mr. Raissipour spent 14 years at Microsoft where he held leadership roles in the product development organizations of some of Microsoft’s largest and most successful products including Outlook ®, MSN ® Mobile and Bing ®.  Over the years, Mr. Raissipour has received numerous patents for his technology inventions.

Mr. Raissipour holds a B.S. in Computer Science from Central New England College.

Danielle Sheer Age: 35

Skills and Qualifications
Senior Leadership Experience: Founding member of Carbonite's legal team, leading the Company through its initial public offering, six technology acquisitions, and successfully defending against a hostile tender offer and proxy contests. In 2012, she was named to Boston Business Journal's Forty Under 40 list of emerging business leaders.

Danielle Sheer has served as our General Counsel, Vice President and Corporate Secretary since June 2012. Ms. Sheer previously served as our General Counsel since September 2009 and as our Corporate Secretary since April 2011. She has direct responsibility for Carbonite’s global legal and corporate governance affairs, including worldwide data security and privacy compliance. From August 2006 to September 2009, Ms. Sheer was a corporate attorney in New York with the law firm of Willkie Farr & Gallagher LLP, where she concentrated on business and securities transactions. Ms. Sheer serves on the board of directors of The Boston Club. She has been named to the Boston Business Journal's “Forty under 40” list of emerging business leaders, honored by the Massachusetts Bar Association and Massachusetts Lawyers Weekly as an “Emerging Leader,” selected as “Maverick of the Year” Stevie award winner for Women in Business, and named an “Emerging Leader for Advancing Women Leaders” by the Boston Business Journal.

Ms. Sheer holds a J.D. from Georgetown University Law Center and a B.A. in Philosophy from George Washington University.

2016 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers who are included in the “2015 Summary Compensation Table.” These 2015 named executive officers were as follows:

Name	Title
Mohamad Ali	President and Chief Executive Officer (our “CEO”)
Anthony Folger	Chief Financial Officer and Treasurer (our “CFO”)
David Friend	Former Executive Chairman (through February 29, 2016)
Peter Lamson	Former Senior Vice President of Global Sales (through December 4, 2015)
David Raissipour	Senior Vice President of Product and Engineering
Danielle Sheer	General Counsel, Vice President and Secretary

The philosophy of how we will compensate our executive officers in the future may not be the same as how they have been compensated previously. The Compensation Committee will continue to review, evaluate, and modify our executive compensation program to support the Company’s business strategies and align our compensation program with commonly viewed executive compensation best practices, market trends and the success of our business. For example, in 2016, the Compensation Committee introduced PRSUs as part of its annual equity grant to the named executive officers in order to increase the portion of compensation that is earned based on the achievement of pre-established stock price performance goals. Under the terms of the awards granted in 2016, the PRSUs will vest if, within three years from the date of grant, the Company achieves a minimum stock price of $15.00 per share for 20 consecutive trading days, representing a 53% premium as compared to our December 31, 2015 closing stock price of $9.80 per share. Also, in 2016, the Board adopted stock ownership guidelines requiring our Chief Executive Offer to hold shares of our Common Stock equal in value to three times his or her annual base salary and our other senior executive officers to hold shares of our Common Stock equal in value to one time his or her annual base salary. Officers will have three years from the adoption of the guidelines or, if later, the date of hire or promotion to comply with these guidelines. The Board adopted these share ownership guidelines to further align the interests of our executive officers with those of our stockholders.

2015 Executive Summary

We believe that it is critical that we attract and retain motivated leaders who can best position the Company to deliver financial and operational results for the benefit of our stockholders. Our executive compensation program, which is administered by the Compensation Committee, is designed to achieve this objective.

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2015 Cash Bonus Plan. Under the 2015 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal rates and adjusted free cash flow targets, weighted 60%, 15% and 25%, respectively. Based on the Company’s target goal attainment of 98.2%, 102.5%, and 80% respectively, the Compensation Committee certified a bonus payout of 74% of target for the participating named executive officers.

•
2015 Equity Incentives. The 2015 annual equity program consisted of stock options and service-based restricted stock units (“RSUs”). Beginning in 2016, the Compensation Committee included performance-based restricted stock units (“PRSUs”) as part of the annual equity grants in order to better align senior management compensation with stockholder value. Additionally, in recognition of past performance and as a further retention and performance incentive, in June 2015, the Compensation Committee granted Mr. Folger 100,000 service-based RSUs and 100,000 PRSUs, the vesting of which will occur in 50% increments based on the achievement of stock price triggers of $14.00 and $18.00, respectively, for 20 consecutive trading days. Also, in July 2015, the Compensation Committee granted Mr. Lamson an RSU award with respect to 50,000 shares of Common Stock, which he forfeited upon his December 2015 separation from the Company.

•
Executive Severance Plan. On February 1, 2016, the Compensation Committee adopted the Carbonite, Inc. Executive Severance Plan (the “Severance Plan”) for certain members of the Company’s senior executive team in order to standardize our severance benefits, and to establish a plan similar to our peers to allow us to attract and retain exemplary talent. The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a

2016 Notice of Meeting and Proxy Statement

termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan.

•
Executive Chairman Employment Agreement. On January 8, 2015, the Company entered into a one-year transition employment agreement with Mr. Friend setting forth the terms of his employment as the Company’s Executive Chairman which included, among other benefits: (i) an annualized base salary of $340,000 for an interim three-month period beginning December 3, 2014 and ending February 28, 2015; (ii) a reduced annualized base salary of $125,000 for twelve (12) months following the conclusion of the interim period; (iii) an option to purchase 100,000 shares of Common Stock, with such option vesting and becoming exercisable quarterly over four (4) years for so long as Mr. Friend serves as an employee or director of the Company and (iv) severance benefits for a termination without “Cause” or due to “Constructive Termination” prior to February 29, 2016. This employment agreement expired by its terms on February 29, 2016 at which point Mr. Friend stepped down as Executive Chairman, as planned, and one of the Company’s independent directors, Mr. Stephen Munford, was elected Non-Executive Chairman of the Board of Directors. Mr. Friend did not receive any severance benefits upon the expiration of his employment agreement.

Stockholder Engagement

We value our stockholders’ perspectives and, following the 2015 Annual Meeting, launched a formal stockholder engagement process. This engagement effort focused on our compensation and corporate governance practices and supplemented our ongoing financial stockholder engagement process. Beginning in our third fiscal quarter of 2015 and continuing into our first fiscal quarter of 2016, we solicited the views of institutional investors representing approximately 38% of our issued and outstanding shares. We received valuable feedback, as well as appreciation of our outreach efforts, and acknowledgment of our quick reaction and responsiveness to the results of our 2015 Annual Meeting.

We believe we have addressed many of the topics raised by our stockholders and will continue to solicit feedback going forward to assist in ongoing evaluations of our compensation and governance practices.

Changes We’ve Made in Response to Stockholder Feedback
✓	New Performance-Based Equity Program for 2016
✓	New Stock Ownership Guidelines for Board and Senior Executives
✓	Election of Independent Chairman of the Board
✓	Expiration of our Rights Agreement
✓	Commitment to Ongoing Stockholder Outreach & Engagement

Key Features of our Executive Compensation Program

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation and benefits programs to evaluate whether these programs support the Company’s compensation philosophy and objectives, as described below, and serve the interests of our stockholders. The Company’s practices include the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:

2016 Notice of Meeting and Proxy Statement

What We Do:
✓
Linkage Between Performance Measures and Strategic and Operational Objectives – Our executive compensation program is designed to align compensation incentives with our corporate strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity – For 2015, all of our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention through service-based vesting requirements and stock price appreciation with option grants.

✓
Performance-Based Equity – Beginning in 2014, our Chief Executive Officer and then in 2015, our Chief Financial Officer, each received long-term equity incentives with performance based vesting features directly tied to appreciation of our stock price. Beginning in 2016, 60% of long-term incentives for all senior management is in the form of PRSUs tied directly to stock price appreciation. These actions are intended to further align senior management compensation with stockholder returns.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control – In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - Our Chief Executive Officer is required to hold 3x his base salary, and our other senior executive officers are required to hold 1x their base salaries, each within three years of the adoption of the guidelines or, if later, promotion or hire.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Executive Perquisites
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

2016 Notice of Meeting and Proxy Statement

How We Set Executive Compensation

Executive Compensation Philosophy

Our compensation philosophy is to tie a significant percentage of an executive officer’s compensation to stockholder returns. We believe that because the achievement of our business and financial objectives will be reflected in the value of our equity, our executive officers will be incentivized to achieve these objectives when a significant portion of their compensation is tied to the value of our equity. To this end, in 2015, we used stock options and time-based RSUs as major components of our named executive officer annual compensation program because we believe that equity compensation best ties individual compensation to the creation of stockholder value over time. In addition, we believe that equity compensation is a significant motivator in attracting qualified employees to internet-related and other technology companies such as our Company.

Executive Compensation Objectives and Determination Process

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity, and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our employees. The principles and objectives of our compensation and benefits program for our employees generally, and for our named executive officers specifically, are to:

•	attract, engage and retain individuals of superior ability, experience, and managerial talent, enabling us to be an employer of choice in the highly-competitive and dynamic technology industry;

•	align compensation incentives with our corporate strategic, business, and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills, and performance are deemed instrumental to our continued success; and

•	provide total compensation that is fair, reasonable, and competitive.
Many of our compensation components simultaneously fulfill one or more of these principles and objectives. As discussed in further detail below, the material components of our 2015 executive compensation program consisted of base salary, annual cash incentive awards and equity compensation. In addition, our named executive officers are eligible to participate in our corporate-wide benefit programs and receive post-termination benefits upon a qualifying termination of employment. We view each component of executive compensation as related but distinct, and we review total compensation of our executive officers annually to determine whether our overall compensation objectives are achieved. While we have identified particular compensation objectives that each component of executive compensation serves, our compensation programs are designed to be flexible and complementary, and to collectively serve the executive compensation objectives described above.
We determine the appropriate level for each compensation component in part based on the compensation offered to similarly situated executives at a peer group of companies and as supported by relevant market surveys, as well as on the market experience of members of the Compensation Committee and the insight of the Compensation Committee’s independent compensation consultant. In addition, we consider internal equity and consistency, the length of service of our executive officers, our overall performance, the executive officer’s individual performance, retention, and for executives other than the Chief Executive Officer, recommendations by the Chief Executive Officer, and other considerations that the Compensation Committee deems relevant. Members of our human resources, finance, and legal departments attend Compensation Committee meetings from time-to-time at the request of the Compensation Committee and provide background on materials presented to the Compensation Committee.
Independent Compensation Consultant

In order to assist our Compensation Committee in making executive compensation decisions, in July 2013, the Compensation Committee engaged Radford, an Aon Hewitt Company. In 2015, the Compensation Committee directed Radford to conduct a competitive market analysis and compensation study for our executive positions to consider changes to be implemented in the 2016 executive compensation program. Radford also provides assistance to the Compensation Committee on determining strategic financial and operational performance goals and advice on rules, regulations, and general compensation trends regarding executive compensation.

Radford is directly accountable to the Compensation Committee for the performance of its services. In its role as advisor to the Compensation Committee, a senior representative of Radford attends meetings of the Compensation Committee, if requested by the Chairperson of the Compensation Committee, and otherwise consults with members of the Compensation Committee as necessary.

2016 Notice of Meeting and Proxy Statement

The Compensation Committee reviewed the independence of Radford under Nasdaq and SEC rules and concluded that its work as compensation consultant has not raised any conflict of interest issues.
Competitive Peer Group

We operate in a competitive talent environment, particularly in the geographic areas in which we maintain a presence. As such, our Compensation Committee believes that it is important to review the executive compensation practices of companies that are similar in business and size to us to evaluate whether our executive compensation program is competitive and to assist us in meeting our overall executive compensation objectives. While the Compensation Committee factors peer compensation levels and practices into setting compensation levels, this peer information is one of many factors that the Compensation Committee considers in determining compensation levels, in addition to the other factors described above in "Executive Compensation Objectives and Determination Process". For base salary and target bonus, the Compensation Committee uses a guideline competitive positioning at the 50th percentile of the market data and for equity compensation uses a guideline competitive positioning at the 65th percentile of the market data. However, compensation may vary from the competitive positioning guidelines based on experience, scope of the position, individual performance and the overall performance of the Company.

In evaluating 2015 compensation adjustments, the Compensation Committee considered peer data as the primary data point and, as a secondary data point, considered data from the Radford Global Technology Survey with respect to a broader group of public software companies with revenue sizes deemed comparable to the Company. In late 2013, the Compensation Committee directed Radford to review the Company’s historical peer group and conduct a competitive market analysis of our executive positions, which in some cases do not follow traditional roles. Radford proposed, with the assistance and approval of the Compensation Committee, a peer group comprised of high-growth, small business/consumer facing companies with a focus on software-as-a-service businesses that were U.S. based and publicly-traded as of the date on which the group was developed (the “Peer Group”). This Peer Group was used for evaluating 2015 compensation decisions and is made up of the following companies:

Bazaarvoice, Inc.	Brightcove, Inc.	Callidus Software, Inc.
eGain Corporation	Guidance Software, Inc.	Keynote Systems, Inc.
LivePerson, Inc.	LogMeIn, Inc.	Marchex, Inc.
Market Leader, Inc.	PROS Holdings, Inc.	Sciquest, Inc.
SPS Commerce, Inc.	Responsys, Inc.	Stamps.com Inc.
Support.com, Inc.	Tangoe, Inc.	TechTarget, Inc.
Vocus, Inc.	XO Group, Inc.	Zix Corporation

In 2015, the Compensation Committee directed Radford to review the Peer Group established in late 2013 to assess whether it remained appropriate for the Compensation Committee’s competitive market review. Based on that review, Radford recommended that the following companies be deleted from the peer group because they no longer met the requirements with regard to revenue, market capitalization or number of employees: Keynote Systems, Inc.; Market Leader, Inc.; Responsys, Inc.; and Vocus, Inc. In addition, based on similar considerations and the structure of Carbonite’s business, Radford recommended the addition of: Constant Contact, Inc.; Cornerstone OnDemand, Inc.; Covisint Corporation; Demandware, Inc.; Five9, Inc.; Intralinks Holdings, Inc.; Limelight Networks, Inc.; and Upland Software, Inc. This revised Peer Group was used for purposes of evaluating 2016 executive compensation decisions.
Stockholder Advisory Vote on Executive Compensation

At our 2015 Annual Meeting, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. At our 2015 Annual Meeting, 61.8% of the votes cast by stockholders on this proposal were cast in support of the 2015 compensation of our named executive officers as reported in our 2015 Proxy Statement. Although this vote was an advisory vote and was not binding on either the Company or the Board of Directors (or any of its committees), the Compensation Committee deliberated extensively about the results of this vote and considered these results when engaging in its ongoing review of our executive compensation program. Following the 2015 Annual Meeting, we solicited the views of institutional investors representing approximately 38% of our issued and outstanding shares. We received valuable feedback, for example, certain of our stockholders noted that they would like to see a greater use of PRSUs as well as executive share ownership guidelines. As discussed above, in 2016, we introduced both PRSUs and executive share ownership guidelines into our executive compensation program. Other stockholders expressed concern over anti-takeover provisions included in the Company’s certificate of incorporation, namely the preferred share purchase rights attached to our common stock held by certain of our stockholders. The Company determined not to renew the rights agreement and, accordingly, the rights agreement was effectively terminated in January 2016 and the rights attached to our common stock pursuant to the rights agreement expired at that time. The Committee and management found the discussions to

2016 Notice of Meeting and Proxy Statement

be very helpful in their ongoing evaluation of the Company’s executive compensation program. We believe many of the topics raised by our stockholders have been addressed, and intend to continue to obtain this feedback in the future.

Retention During Hostile Takeover

In early 2015, while the Company was engaged in exploration of strategic alternatives, including a potential sale of the Company and/or potential material acquisitions in order to maximize stockholder value in response to a hostile tender offer that commenced on December 24, 2014, the Committee approved certain retention awards for key senior executive officers as described below.

For Mr. Folger, the Committee approved retention awards in the form of: (i) 7,582 RSUs which vest in full on April 21, 2016, the one-year anniversary of the grant date provided that Mr. Folger is still employed with the Company on such date, (ii) a base salary adjustment in June 2015 as described below in the "Base Salaries" table, and (iii) an equity award in the form of 200,000 time-based and performance-based RSUs, which vest as follows: (a)  RSUs with respect to 100,000 shares of Common Stock vest in four equal annual installments on each anniversary of the grant date based on Mr. Folger’s continued service through the applicable vesting date, (b) RSUs with respect to 50,000 shares of Common Stock vesting in four equal annual installments on each anniversary of the grant date based on Mr. Folger’s continued service through the applicable vesting date, provided that no vesting will occur unless the Company maintains a closing stock price of $14.00 per share for 20 consecutive trading days, and (c) RSUs with respect to 50,000 shares of Common Stock vesting in four equal annual installments on each anniversary of the grant date based on Mr. Folger’s continued service through the applicable vesting date, provided that no vesting will occur unless the Company maintains a closing price of $18.00 per share for 20 consecutive trading days.

For Mr. Lamson, the Committee approved retention awards consisting of: (i) a cash retention bonus in the amount of $35,000, which was paid in full in April 2015 and was subject to pro-rata repayment in the event Mr. Lamson left the Company prior to April 30, 2016, (ii) 5,798 RSUs which were scheduled to vest in full on April 21, 2016, the one-year anniversary of the grant date provided Mr. Lamson wass still employed with the Company on such date, and (iii) 50,000 RSUs which would have vested in four equal annual installments based on Mr. Lamson’s continued service through the applicable vesting date. Mr. Lamson forfeited a pro-rata portion of his cash retention bonus and his equity awards described above in connection with his December 2015 resignation.

For Ms. Sheer, the Committee approved retention awards consisting of: (i) a cash retention bonus in the amount of $20,000, which was paid in full in April 2015 and is subject to pro-rata repayment in the event Ms. Sheer leaves the Company prior to April 30, 2016, and (ii) 2,676 RSUs which vest in full on April 21, 2016, the one-year anniversary of the grant date provided Ms. Sheer is still employed with the Company on such date.

Elements of Our Executive Compensation Program
The summary table below and the narrative that follows identifies and describes the key elements of our 2015 annual executive compensation program:

2016 Notice of Meeting and Proxy Statement

Element	Form of Compensation	Objective & Considerations
Base Salary	Fixed cash payment
•    Designed to establish a base foundation to attract, retain and motivate executive officers and for the Company to remain competitive among peer companies.
•    Salary increases are determined after giving consideration to the base compensation paid to similarly situated executives within the Peer Group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company.

Incentive Cash Bonus	Variable cash payment
•    Designed to motivate and reward executive officers for the achievement of pre-established performance goals for the applicable fiscal year, as set by the Compensation Committee.
•    Our Compensation Committee determines target bonuses after considering incentive cash bonuses paid to similarly situated executives within the Peer Group and other factors such as each executive officer’s responsibilities, individual contributions, prior experience, sustained performance, current base salary, equity ownership, and the target bonuses of such executive officer’s peers inside the Company.

Equity Incentives	Stock options and time-based RSUs PRSUs (granted in 2015 to Mr. Folger and part of our 2016 program)
•    Designed to align the interests of our named executive officers with the interests of our stockholders and encourage the retention of our named executive officers through the vesting period of the awards.
• Our Compensation Committee considers certain internal factors when granting equity awards, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as certain external factors such as the levels of unvested equity awards held by our named executive officers in relation to similarly situated executives within the Peer Group.

Base Salaries

The initial base salaries for our named executive officers were established through arm’s-length negotiations at the time that each executive was hired, taking into account the executive’s qualifications, experience, expected position with the Company, and prior salary. After hire, the annual base salaries of our named executive officers are approved and reviewed annually by our Compensation Committee.

Early in 2015, our Compensation Committee approved the base salaries for each of our then-serving named executive officers after considering the base salary paid to similarly-situated executives in the Peer Group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company. Our Compensation Committee set the annual base salaries of our named executive officers for 2015 as set forth in the table below.

Name	2015 Base Salary	Percentage Increase over 2014 Base Salary
Mohamad Ali (1)	$375,000	—%
David Friend (2)	$125,000	-63%
Anthony Folger (3)	$350,000	17%
Danielle Sheer	$270,000	5%
Peter Lamson (4)	$290,300	2%
David Raissipour (5)	$315,000	N/A

(1)    Mr. Ali’s initial base salary was determined at the time of his hire in December 2014.

(2)
As noted above, in connection with Mr. Friend’s transition from the position of President and Chief Executive Officer to Executive Chairman, in January 2015, the Company entered into an employment agreement with Mr. Friend. Under the terms of that agreement, Mr. Friend received an annualized base salary of $340,000 through February 28, 2015, at which time his annualized base salary was reduced to $125,000 through February 29, 2016.

(3)
In February 2015, the Compensation Committee increased Mr. Folger’s annualized base salary from $300,000 to $330,000 based on a Radford compensation study indicating an adjustment was warranted to place Mr. Folger within the appropriate competitive salary band and in July 2015 Mr. Folger’s annualized base salary was further increased to $350,000 as part of a retention award as described above.

(4)	Mr. Lamson separated from the Company in December 2015.

(5)	Mr. Raissipour’s annual base salary was negotiated at the time of hire.
Incentive Cash Bonuses

2016 Notice of Meeting and Proxy Statement

Each of our named executive officers is eligible to participate in our incentive cash bonus plan based upon attainment of key corporate operating metrics, each of which are established annually by our Compensation Committee. Our Compensation Committee annually measures the attainment of these metrics and bonuses.

In 2015, our Compensation Committee approved incentive cash bonus arrangements for our then-serving named executive officers. Our Compensation Committee approved target bonuses for each of our executives for 2015 after considering incentive cash bonuses paid to similarly situated executives within the Peer Group and other factors such as each executive officer’s responsibilities, individual performance and contributions, current base salary, equity ownership, and the target bonuses of such executive officer’s peers inside the Company. Mr. Raissipour’s target bonus opportunity was approved at the time of hire. Based on these considerations, for 2015, our Compensation Committee approved target bonus opportunities for each of our named executive officers as set forth in the table below.

Name	2015 Target Bonus Opportunity (as a % of Base Salary)
Mohamad Ali	100%
Anthony Folger	50%
Peter Lamson	50%
Danielle Sheer	40%
David Raissipour	45%

In order to link the incentive cash bonus program with the Company’s strategic operating plan, the Compensation Committee chose metrics that the Compensation Committee determined were supportive of our corporate operating objectives and based the underlying target goals on the Company’s Board-approved budget and operating plan. The Compensation Committee established the payout formula for each of the performance metrics to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout level was designed to represent strong performance, while payout at the maximum level was designed to represent superior performance. For 2015, the Compensation Committee chose new bookings, renewal rates and adjusted free cash flows as the performance metrics for the incentive cash bonus program, weighted 60%, 15% and 25%, respectively:

•
New Bookings Target (weighted 60%). The bonus for the new bookings component is calculated based on a range of 95% to 112% achievement of the target goal, with linear calculations for achievement between 95% and 100% of target and achievement between 100% and 112% of target. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company must achieve at least 95% of the new bookings target. The following chart illustrates the 2015 performance measures and associated weightings for the new bookings component of the 2015 incentive cash bonus program for each of the eligible named executive officers.

**New Bookings Component**

250%
200%
150%
100%
50%
0%
200%
164%
132%
104%
108%
112%
95%
97.5%
100%
100%
62.5%
25%

| | 1 | 2 | 3 | 4 | 5 | 6 |
|---|---|---|---|---|---|---|
| Achievement % | 95% | 97.5% | 100% | 104% | 108% | 112% |
| Bonus % | 25% | 62.5% | 100% | 132% | 164% | 200% |

2016 Notice of Meeting and Proxy Statement

In 2015, our new bookings target was $33.2 million and we achieved new bookings of $32.6 million or 98.2% of the target. Achievement of 98.2% of the target resulted in a payout of 74% for this portion of the incentive cash bonus and 44.4% of the total incentive cash bonus.

•
Renewal Rates (weighted 15%). The bonus for the renewal rate component is calculated based on a range of 97.5% to 102.5% achievement of the target, with linear calculations for achievement between 97.5% and 100% of target and achievement between 100% and 102.5% of target. The following chart illustrates the 2015 performance measures and associated weightings for the renewal rate component of the 2015 incentive cash bonus program for each of the eligible named executive officers.

## Renewal Rate Component

250%
200%
150%
100%
50%
0%
97.5%
99.0%
100%
101.2%
102.5%
60.0%
84%
100.0%
150%
200%
1
2
3
4
5

| | 1 | 2 | 3 | 4 | 5 |
|---|---|---|---|---|---|
| Achievement % | 97.5% | 99.0% | 100.0% | 101.2% | 102.5% |
| Bonus % | 60.0% | 84% | 100% | 150% | 200% |

For 2015, the renewal rate target was set at 79.9%. In order to receive a threshold payout equal to 60% of a participant’s bonus opportunity for this component, the Company was required to achieve a renewal rate of 97.5% of target, with a maximum payout if the Company achieved 102.5% of target. In 2015, the Company achieved a renewal rate of 82.3% which is 103% of its renewal rate target, resulting in a payout of 200% for this portion of the incentive cash bonus and 30% of the total incentive cash bonus.

•
Adjusted Free Cash Flow (weighted 25%). The bonus for the adjusted free cash flow component is calculated based on a range of 85% to 130% achievement of the target goal, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 130% of target. For purposes of the 2015 incentive program, adjusted free cash flow is defined as cash from operating activities less capital expenditures and adjusted for currency fluctuations from budgeted rates and extraordinary items, such as costs associated with the relocation of the Company’s corporate offices, 2014 bonuses that were paid in 2015, litigation costs, and certain M&A and stock offering costs. The following chart illustrates the 2015 performance measures and associated weightings for the free cash flow component of the 2015 incentive cash bonus program for each of the eligible named executive officers.

2016 Notice of Meeting and Proxy Statement

## Free Cash Flow Component

250%
200%
150%
100%
50%
0%
85%
90%
95%
100%
110%
120%
130%
68%
79%
89%
100%
133%
166%
200%

| | 1 | 2 | 3 | 4 | 5 | 6 | 7 |
|---|---|---|---|---|---|---|---|
| Achievement % | 85% | 90% | 95% | 100% | 110% | 120% | 130% |
| Bonus % | 68% | 79% | 89% | 100% | 133% | 166% | 200% |

For 2015, the adjusted free cash flow target was set at $20 million. In order to receive a threshold payout equal to 68% of a participant’s bonus opportunity for this component, the Company was required to achieve adjusted free cash flow of $17 million, with a maximum payout if the Company achieved adjusted free cash flow of $26 million. In 2015, the Company achieved $16 million in adjusted free cash flow, resulting in no payout for this portion of the incentive cash bonus.

The following table sets forth the incentive cash bonuses paid to each of our participating named executive officers based on the 2015 incentive cash bonus program:

Name	2015 Target Bonus Opportunity	2015 Bonus Payouts	2015 Payout as a % of Target
Mohamad Ali	$375,000	$277,500	74%
David Friend (1)	$—	$0	0%
Anthony Folger	$168,333	$124,567	74%
Danielle Sheer	$107,167	$79,303	74%
Peter Lamson (2)	$134,670	$—	N/A
David Raissipour	$88,594	$65,559	74%

(1)     Pursuant to his Employment Agreement as Executive Chairman, Mr. Friend was not eligible for a 2015 bonus.
(2)    In connection with his December 2015 resignation, Mr. Lamson forfeited his 2015 annual bonus opportunity.

Equity Incentives

The goal of our equity incentive awards is to align the interests of our named executive officers with the interests of our stockholders. For the 2015 annual equity grants, vesting is based on continued employment; therefore, our equity incentive awards also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as external factors such as the levels of unvested stock options held by our executive officers in relation to similarly situated executives within the Peer Group and the equity grant practices within the Peer Group and the broader market.

We use equity grants to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and additional, or “refresher,” grants. Our Compensation Committee considers the award of refresher grants on an annual basis; however, the Committee retains discretion to make equity grants to our employees, including our named executive officers, at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes, or for other circumstances recommended by management.

To reward and retain our named executive officers in a manner that aligns their interests with stockholders’ interests, we historically used stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Since our named executive officers are able to profit from their stock options only if our stock price increases

2016 Notice of Meeting and Proxy Statement

relative to the option exercise price, we believe that stock options provide meaningful incentives to them to achieve increases in the value of our Common Stock over time. In 2015, we also included time-based RSUs as an element of equity compensation so that, in the interest of retention, our executives would obtain some value from their equity interests independent of appreciation in the market price of our stock while still being incentivized to achieve increases in the value of our Common Stock over time.

Our Compensation Committee made option grants and RSU awards to each of our then-serving named executive officers, as set forth in the table below. The number of shares of our Common Stock subject to each award was determined based on the current and projected value of previously granted equity awards and the percentage of such existing equity awards that have vested, relative to similarly situated executives within the Peer Group and/or individual and company performance. The table below sets forth the February 2015 equity grants to each of our then-serving named executive officers other than Mr. Ali and Mr. Friend as explained below.

Name	Shares of Common Stock Subject to Option Award	Shares of Common Stock Subject to RSU Award
Mohamad Ali	—	—
David Friend	—	—
Anthony Folger	25,000	30,000
Peter Lamson (1)	25,000	12,500
Danielle Sheer	20,000	15,000
David Raissipour	—	—

(1)    Mr. Lamson forfeited these equity awards in connection with his December 2015 resignation.

In connection with the commencement of his employment in December 2014, Mr. Ali received a performance-based option to purchase 250,000 shares of our Common Stock, with such options becoming exercisable on the first day after the completion of a 20-day trading period in which a share of Common Stock has traded at a price per share of $15.00 with respect to 25% of the shares, $17.50 with respect to 25% of the shares, $20.00 with respect to 25% of the shares and $22.50 with respect to 25% of the shares, in each case, subject to his continued employment through the applicable vesting date. The vesting thresholds were designed to reward Mr. Ali for performance which resulted in significant gains to the Company’s stock price. Mr. Ali also received an RSU award with respect to 450,000 shares of our Common Stock, which will vest and be settled in shares as follows: (i) 50,000 RSUs (the “One-Year RSUs”) vested on December 31, 2015, and (ii) 400,000 RSUs (the “Four-Year RSUs”) vest and settle as to 25% on the one year anniversary of Mr. Ali’s employment with the Company and the remainder in equal quarterly installments over the following 36 months, in each case, subject to Mr. Ali’s continued employment with the Company through each applicable vesting date. Given the timing of these grants, Mr. Ali did not receive a 2015 annual equity award.

In connection with his transition to the role of Executive Chairman, on January 8, 2015, the Compensation Committee granted to Mr. Friend an option to purchase 100,000 shares of Company Common Stock, vesting quarterly over a four-year period so long as Mr. Friend continues to serve as an employee or director of the Company. The Compensation Committee approved the grant as an inducement for Mr. Friend to assume the position of Executive Chairman and to retain the services of Mr. Friend over the vesting period.

In connection with the commencement of his employment in May 2015, Mr. Raissipour received an RSU grant with respect to 38,425 shares of our common stock, vesting in four annual installments, subject to accelerated vesting for a termination without cause or due to constructive termination within 12 months following a change in control. The Committee approved the grant as an inducement for Mr. Raissipour to join the Company and to incentivize his performance over the four-year vesting period.

Other Benefits

Our named executive officers participate in our corporate-wide benefit plans and programs, which includes participation in our tax-qualified defined contribution plan. We do not offer a service-based defined benefit pension plan or other similar benefits to our employees. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.
Separation Benefits

Historically, at the time an executive commences employment with the Company, the Company entered into an offer letter agreement, severance agreement or employment agreement with that executive which provided for certain termination benefits if the executive’s employment was terminated by the Company without cause or due to good reason. As noted above, in February 2016, the

2016 Notice of Meeting and Proxy Statement

Compensation Committee adopted a Severance Plan for members of the Company’s senior executive team, including each of the named executive officers other than Mr. Ali and Mr. Friend. Mr. Ali and Mr. Friend are each entitled to severance benefits under the terms of their employment agreements.

The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company-paid COBRA premiums for up to six-months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to the sum of (i) the executive’s annual base salary and (ii) target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred. In addition, the executive would be eligible for COBRA premiums for up to 18-months post-termination.

In approving executive severance arrangements, our Compensation Committee considered the Company’s historical compensation practices as well as termination benefits provided to similarly situated employees within the Peer Group. We believe that severance arrangements help secure the continued employment and dedication of our named executive officers and are important as a recruitment and retention device as many of the companies with which we compete for executive talent have similar arrangements in place for their senior management.

In connection with Mr. Friend’s transition from the role of President and Chief Executive Officer to Executive Chairman, the Company entered into a one-time transition employment agreement with Mr. Friend, effective January 8, 2015. Prior to this transition, the Company was party to a severance agreement with Mr. Friend which was superseded by his new employment agreement. Pursuant to the terms of Mr. Friend’s employment agreement, upon a termination of employment without Cause or as a result of Constructive Termination (each as defined in Mr. Friend’s employment agreement), in each case prior to February 28, 2016, Mr. Friend would have been entitled to receive a severance payment in an amount equal to $595,000, paid ratably over the 12-month period following the termination date, subject to Mr. Friend’s execution and delivery of a full release in favor of the Company. In addition, the employment agreement provided for accelerated vesting of outstanding equity awards upon a qualifying termination of employment under the terms of the agreement. This agreement expired pursuant to its terms on February 29, 2016 and Mr. Friend was not eligible to receive any severance benefits in connection with its expiration.

Additional information regarding the severance arrangements with each of our named executive officers as of December 31, 2015, including a quantification of benefits that would have been received by each named executive officer had his or her employment terminated on December 31, 2015, is provided under “2015 Potential Payments upon Termination or Change in Control.”

2016 Notice of Meeting and Proxy Statement

2015 Summary Compensation Table
The following table summarizes the compensation earned by our chief executive officer, chief financial officer, our three other most highly compensated executive officers as of December 31, 2015, and one former executive officer of the Company who departed during 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
Mohamad Ali, President and Chief Executive Officer	2015	375,000	—	—		277,500	2,190	654,690
	2014	28,409	500,000	6,498,000	1,853,125	—	—	8,879,534

David Friend, Former Executive Chairman (4)	2015	160,833	—	—	689,760	—	16,707	867,300
	2014	340,000	—	508,000	523,210	102,000	7,933	1,481,143
	2013	340,000	—	—	1,141,137	240,975	—	1,722,112

Anthony Folger, Chief Financial Officer	2015	336,667	—	2,795,694	184,723	124,567	17,765	3,459,416
	2014	296,667	25,000	254,250	261,865	47,467	5,867	891,115
	2013	279,102	—	—	852,828	155,501	—	1,287,431

Peter Lamson, Former Senior Vice President of Global Sales (5)	2015	269,340	35,000	841,621	184,723	—	26,215	1,356,899
	2014	281,917	—	127,125	130,933	50,745	10,332	601,052
	2013	275,000	—	—	242,795	116,944	—	634,739

Danielle Sheer, General Counsel, Vice President and Secretary	2015	267,917	20,000	253,348	147,778	79,303	25,009	793,355
	2014	256,250	28,000	294,200	104,746	35,875	9,941	729,012
	2013	250,000	—	—	97,118	70,875	—	417,993

David Raissipour, Senior Vice President of Engineering	2015	196,875	—	453,799	—	65,559	17,993	734,226

(1)
The amounts reported in this column represent discretionary bonuses paid by the Company, including a cash sign-on bonus paid in 2014 for Mr. Ali, and retention bonuses paid to Mr. Lamson and Ms. Sheer. The retention bonuses paid to Mr. and Lamson and Ms. Sheer are subject to pro-rata repayment in the event the named executive officer voluntarily resigns prior to April 30, 2016.

(2)
The amounts reported in these columns represent the aggregate grant date fair value of the 2015 service-based RSU, Mr. Folger’s performance-based RSUs and option awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to Mr. Folger's performance-based RSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Folger that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

2016 Notice of Meeting and Proxy Statement

(3)	The amounts reported in this column represent incentive cash bonuses paid by the Company.

(4)	Mr. Friend’s appointment as Executive Chairman of the Board of Directors ended February 29, 2016, at which time Mr. Friend commenced service as a non-employee member of our Board.

(5)	Mr. Lamson separated from the Company in December 2015. In connection with his separation, he forfeited his outstanding and unvested equity awards and did not receive a 2015 annual bonus.

2016 Notice of Meeting and Proxy Statement

2015 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards made to the named executive officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise Price of Option Awards ($/SH)	Grant Date Fair Value of Stock & Option Awards ($) (5)
Mohamad Ali	2/6/2015	348,281	375,000	431,531	—	—	—	—	—	—	—

David Friend	2/6/2015	—	—	—	—	—	—	—	—	—	—
	1/8/2015	—	—	—	—	—	—	—	100,000	13.90	689,760

Anthony Folger	2/6/2015	156,340	168,333	193,710	—	—	—	—	—	—	—
	2/12/2015	—	—	—	—	—	—	30,000	—	—	446,700
	4/21/2015	—	—	—	—	—	—	7,582	—	—	84,994
	6/3/2015	—	—	—	—	—	—	100,000			1,132,000
	6/3/2015	—	—	—	25,000	100,000	100,000	—			1,132,000
	2/12/2015	—	—	—	—	—	—	—	25,000	14.89	184,723

Danielle Sheer	2/6/2015	99,531	107,167	123,322	—	—	—	—	—	—	—
	2/12/2015	—	—	—	—	—	—	15,000	—	—	223,350
	4/21/2015	—	—	—	—	—		2,676	—	—	29,998
	2/12/2015	—	—	—	—	—	—	—	20,000	14.89	147,778

Peter Lamson (6)	2/6/2015	125,075	134,670	154,972	—	—	—	—	—	—	—
	2/12/2015	—	—	—	—	—	—	12,500	—	—	186,125
	4/21/2015	—	—	—	—	—	—	5,798	—	—	64,996
	7/20/2015	—	—	—	—	—	—	50,000	—	—	590,500
	2/12/2015	—	—	—	—	—	—	—	25,000	14.89	184,723

David Raissipour	2/6/2015	82,281	88,594	101,949	—	—	—	—	—	—	—
	7/20/2015	—	—	—	—	—	—	38,425	—	—	453,799

(1)
These amounts consist of the threshold, target and maximum cash award levels set in 2015 under the Company’s incentive cash bonus program. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2015 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the incentive cash bonuses.

(2)
These amounts consist of performance-based RSUs awards that vest in 25% quarterly increments, subject to the Company’s attainment of a stock price of $14.00 per share or a stock price of $18.00 per share, as applicable. Please see “Compensation Discussion and Analysis” for further information regarding Mr. Folger’s performance-based RSU awards.

(3)
Except with respect to the June and July grants to Mr. Folger and Mr. Lamson, the grant to Mr. Raissipour and the April 2015 grants to Mr. Folger, Ms. Sheer and Mr. Lamson, these RSUs vest in quarterly installments over four years. With respect to the June and July grants to Mr. Folger and Mr. Lamson and the grant to Mr. Raissipour, these RSUs vest in four equal annual installments. The April grants to Mr. Folger, Ms. Sheer and Mr. Lamson vest 100% on April 21, 2016, provided each senior executive is still employed with the Company on such date.

(4)	These stock options vest as to the shares subject to the options in equal quarterly installments over four years commencing on the date of grant until all shares subject to the options are vested.

(5)
The amounts reported in this column represent the aggregate grant date fair value of RSU and option awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to Mr. Folger's performance-based RSU awards is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table

2016 Notice of Meeting and Proxy Statement

above for Mr. Folger that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

(6)	Mr. Lamson forfeited the awards reported in this table in connection with his December 2015 resignation from the Company.

2016 Notice of Meeting and Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
The following table shows grants of stock options and unvested stock awards held by the named executive officers as of December 31, 2015.

		Option Awards						Stock Awards
Name	Date of Grant	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mohamad Ali	12/03/2014	12/3/2014 (5)	—	—	—	—	—	300,000	2,940,000	—	—
	12/03/2014	12/3/2014 (6)	—	—	250,000	14.44	12/03/2024	—	—	—	—
David Friend (9)	12/15/2011	12/15/2011	300,000	—	—	12.88	12/15/2021	—	—	—	—
	1/24/2012	1/24/2012 (1)	216,753	14,688	—	10.26	01/24/2022	—	—	—	—
	1/31/2013	1/31/2013 (1)	88,125	73,437	—	9.62	1/31/2023	—	—	—	—
	2/28/2014	2/28/2014 (1)	43,750	56,250	—	10.16	2/28/2024	—	—	—	—
	1/8/2015	1/8/2015 (1)	18,750	81,250	—	13.90	1/8/2025	—	—	—	—
	2/28/2014	2/28/2014 (2)	—	—	—	—	—	28,125	275,625	—	—
Anthony Folger	1/31/2013	1/31/2013 (3)	70,312	54,688	—	9.62	1/31/2023	—	—	—	—
	2/25/2014	2/25/2014 (1)	21,875	28,125	—	10.17	2/25/2024	—	—	—	—
	2/12/2015	2/12/2015 (1)	4,688	20,312	—	14.89	2/12/2025	—	—	—	—
	2/25/2014	2/25/2014 (2)	—	—	—	—	—	14,062	137,808	—	—
	2/12/2015	2/12/2015 (4)	—	—	—	—	—	30,000	294,000	—	—
	4/21/2015	4/21/2015 (7)	—	—	—	—	—	7,582	74,304	—	—
	6/3/2015	6/3/2015 (4)	—	—	—	—	—	100,000	980,000	—	—
	6/3/2015	6/3/2015 (8)	—	—	—	—	—	—	—	100,000	980,000
Danielle Sheer	7/20/2011	7/20/2011 (1)	5,000	—	—	10.00	07/20/2021	—	—	—	—
	12/15/2011	12/15/2011	15,000	—	—	12.88	12/15/2021	—	—	—	—
	1/24/2012	1/24/2012 (1)	14,063	937	—	10.26	01/24/2022	—	—	—	—
	7/27/2012	7/27/2012 (1)	40,625	9,375	—	9.02	7/27/2022	—	—	—	—
	10/17/2012	10/17/2012 (1)	15,000	5,000	—	6.63	10/17/2022	—	—	—	—
	1/31/2013	1/31/2013 (1)	13,750	6,250	—	9.62	01/31/2023	—	—	—	—
	2/25/2014	2/25/2014 (1)	8,750	11,250	—	10.17	2/25/2024	—	—	—	—
	2/12/2015	2/12/2015 (1)	3,750	16,250	—	14.89	2/12/2025	—	—	—	—
	2/25/2014	2/25/2014 (2)	—	—	—	—	—	5,625	55,125	—	—

2016 Notice of Meeting and Proxy Statement

	6/11/2014	6/11/2014 (2)	—	—	—	—	—	10,937	107,183	—	—
	2/12/2015	2/12/2015 (4)	—	—	—	—	—	15,000	147,000	—	—
	4/21/2015	4/21/2015 (7)	—	—	—	—	—	2,676	26,225	—	—
Peter Lamson (10)	12/16/2010	12/16/2010 (3)	2,075	—	—	5.15	3/4/2016	—	—	—	—
	12/15/2011	12/15/2011	50,000	—	—	12.88	3/4/2016	—	—	—	—
	1/24/2012	1/24/2012 (1)	46,875	—	—	10.26	3/4/2016	—	—	—	—
	10/17/2012	10/17/2012	40,000	—	—	6.63	3/4/2016	—	—	—	—
	1/31/2013	1/31/2013 (1)	34,375	—	—	9.62	3/4/2016	—	—	—	—
	2/25/2014	2/25/2014 (1)	10,938	—	—	10.17	3/4/2016	—	—	—	—
	2/12/2015	2/12/2015 (1)	4,688	—	—	14.89	3/4/2016	—	—	—	—
David Raissipour	7/20/2015	7/20/2015 (4)	—	—	—	—	—	38,425	376,565	—	—

(1)	These stock options vest as to the shares subject to the options in equal quarterly installments over four years commencing on the date of grant until all shares subject to the options are vested.

(2)	These RSUs vest in equal quarterly installments and will be settled on each applicable vest date in shares of the Company's Common Stock.

(3)
These stock options vest as to 25% the shares subject to the options on the first anniversary of the vesting commencement date and as to the balance of the shares subject to the options in equal quarterly installments until all shares subject to the options are vested.

(4)	These RSUs will vest in four equal annual installments and will be settled on each applicable vesting date in shares of the Company's Common Stock.

(5)
These RSUs will vest as to 50,000 units on December 31, 2015, and as to the remaining 400,000 units, 25% will vest on December 3, 2015, the balance of which shall vest in equal quarterly installments over the next 36 months and will be settled on each applicable vest date in shares of Common Stock.

(6)
These stock options vest on the first day after the completion of a Trading Period based on the Company's Common Stock's satisfaction of certain Performance Criteria. As used herein, the term "Trading Period" means a period of twenty (20) consecutive days in which the Common Stock has satisfied the requisite Performance Criteria. As used herein, the term "Performance Criteria" means that the Company's Common Stock has traded on the NASDAQ Global Market at a price per share of $15.00 (with respect to 25% of the shares); $17.50 (with respect to 25% of the shares); $20.00 (with respect to 25% of the shares); and $22.50 (with respect to 25% of the shares).

(7)	These RSUs will vest as to 100% on the first anniversary of the vesting commencement date.

(8)
These RSUs will begin to accrue as to 25% on each one year anniversary of the date of grant, but shall only become vested and settled in shares of the Company's Common Stock as to any then-accrued portion with respect to (i) 50,000 RSUs if the Company's Common Stock attains an average price of at least $14.00, and (ii) 50,000 RSUs if the Company's Common Stock attains an average price of at least $18.00 per share, in each case subject to the Trading Period requirement.

(9)	Mr. Friend’s appointment as Executive Chairman of the Board of Directors ended February 29, 2016.

(10)	Mr. Lamson separated from the Company in December 2015. In connection with his separation, he forfeited his outstanding and unvested equity awards.

2016 Notice of Meeting and Proxy Statement

2015 Options Exercised Table
The following table sets forth, for each named executive officer, the number of shares acquired upon exercise of stock options and vesting of stock awards and the value realized during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mohamad Ali	—	—	150,000	1,395,000
David Friend (2)	3,938	28,314	12,500	146,281
Anthony Folger	—	—	6,250	73,201
Danielle Sheer	15,001	136,599	6,875	79,646
Peter Lamson	52,925	182,777	3,125	36,601
David Raissipour	—	—	—	—

(1)
The aggregate dollar amount realized upon the exercise of the options represents the amount by which (x) the aggregate market price of the shares of our Common Stock on the date of exercise, exceeds (y) the aggregate exercise price of the applicable option.

(2)	Mr. Friend’s appointment as Executive Chairman of the Board of Directors ended February 29, 2016.

2016 Notice of Meeting and Proxy Statement

Pension Benefits
We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the year ended December 31, 2015.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during the year ended December 31, 2015.
Potential Payments Upon Termination or Change in Control

The following is a summary of the severance arrangements that were in place with each of our named executive officers as of December 31, 2015. As noted above, in February 2016, the Compensation Committee adopted the Severance Plan that replaced the severance terms provided for in the existing severance arrangements with our named executive officers, other than Mr. Ali and Mr. Friend. Please see the Compensation Discussion and Analysis for a description of the Severance Plan.

Employment Agreement with Mohamad Ali

On December 3, 2014, the Company entered into an employment agreement with Mr. Ali setting forth the terms of his employment as the Company’s President and Chief Executive Officer, including his eligibility to receive severance benefits. Under the employment agreement, Mr. Ali is entitled to continued payment of his base salary for twelve months and an additional payment in an amount equal to twelve times the Company’s contribution amount for the monthly health insurance premium during the month immediately prior to termination, in each case, subject to Mr. Ali’s execution and delivery of a full release in favor of the Company. In addition, the 450,000 RSUs granted to Mr. Ali pursuant to his employment agreement are subject to the following termination and change in control provisions:

•
The portion of Mr. Ali's RSUs that were scheduled to vest on December 31, 2015, was subject to accelerated vesting upon the first to occur of (A) a change of control, or (B) termination of Mr. Ali's employment without Cause or upon his resignation for Good Reason (each as defined in Mr. Ali's employment agreement). This accelerated vesting provision is no longer operative as these RSUs vested on December 31, 2015 pursuant to the service-based vesting terms.

•
The portion of the 400,000 RSUs granted under the employment agreement (the “Four-Year RSUs”) and the unvested shares subject to all outstanding annual equity grants, if any, that would have vested during the twelve month period following the date of termination or change of control, as applicable, will fully accelerate upon the earlier of (i) a change of control or (ii) termination of Mr. Ali’s employment without Cause or upon his resignation for Good Reason (each as defined in Mr. Ali’s employment agreement). Any shares that are scheduled to vest after the 12-month anniversary of the change of control, will remain subject to the Mr. Ali’s continued service through the applicable vesting date, unless vesting is accelerated due to a qualifying termination of employment.

•
The balance of the Four-Year RSUs and the unvested shares subject to all outstanding equity grants, if any, will fully accelerate upon the occurrence of either (A) termination of Mr. Ali’s employment with the Company without Cause or upon his resignation for Good Reason within one year following or three months prior to, a change of control or (B) upon the first anniversary of the change of control, provided that Mr. Ali is employed by the Company or the acquirer in such change of control on such first anniversary date.

Executive Chairman Employment Agreement

In connection with Mr. Friend’s transition from the role of President and Chief Executive Officer to Executive Chairman, the Company entered into a one-time transition employment agreement with Mr. Friend, effective January 8, 2015. Prior to this transition, the Company was party to a severance agreement with Mr. Friend which was superseded by his new employment agreement. Pursuant to the terms of Mr. Friend’s employment agreement, upon a termination of employment without Cause or as a result of Constructive Termination (each as defined in Mr. Friend’s employment agreement), in each case prior to February 28, 2016, Mr. Friend would have been entitled to receive a severance payment in an amount equal to $595,000, paid ratably over the 12-month period following the termination date, subject to Mr. Friend’s execution and delivery of a full release in favor of the Company. Mr. Friend’s employment agreement expired in accordance with its terms on February 29, 2016 and Mr. Friend did not receive any severance benefits upon the expiration of his employment agreement.

Pursuant to the employment agreement, Mr. Friend was granted an option to purchase 100,000 shares of Common Stock with such option exercisable quarterly over four years, subject to Mr. Friend’s continued employment or service as a director through the

2016 Notice of Meeting and Proxy Statement

applicable vesting dates. The vesting schedule for such option accelerates in full upon or following a change in control (as applicable) if (i) Mr. Friend is not offered employment or continued employment by the successor entity upon consummation of such change of control, (ii) prior to the first anniversary of such change in control, Mr. Friend is discharged by the successor entity other than for Cause or resigns from his employment with the successor entity as a result of a Constructive Termination (each as defined in Mr. Friend’s employment agreement) or (iii) Mr. Friend is terminated as a director of the Company prior to June 1, 2017 or is requested by the successor entity to tender his resignation as a director of the Company as a condition to, and simultaneous with, the consummation of a change in control by the successor entity. As disclosed herein, as of February 29, 2016, Mr. Friend is no longer employed by the Company as Executive Chairman and as a result acceleration of these options could only occur subject to clause (iii) above.

With respect to previously granted equity awards and subject to Mr. Friend’s continued employment as Executive Chairman, pursuant to the terms of Mr. Friend’s award agreements, upon a change in control, Mr. Friend was entitled to full vesting acceleration with respect to his unvested options and RSUs if he was not offered continued employment with the successor entity in connection with the change in control or if prior to the first anniversary of the change in control he was terminated by the Company without Cause or he was constructively terminated by the Company or resigned from his employment with the successor entity as a result of a Constructive Termination. As disclosed herein, as of February 29, 2016, Mr. Friend is no longer employed by the Company as Executive Chairman rendering this acceleration provision no longer operative. All unvested RSUs have been cancelled as of March 1, 2016.
Offer Letter Agreements

The Company entered into offer letter agreements with each of Messrs. Folger, Raissipour, and Ms. Sheer, which were superseded with the 2016 adoption of the Executive Severance Plan. Pursuant to these offer letter agreements the executive was entitled to receive severance benefits if his or her employment was terminated by us without cause at any time or if he or she was constructively terminated by us. In such an event, Messrs. Folger, Raissipour, and Ms. Sheer are entitled to continued payment of his or her base salary for six months and an additional payment in an amount equal to six times the Company’s contribution amount for the monthly health insurance premium for him or her during the month immediately prior to termination; provided, however, that if Mr. Raissipour was terminated without cause or due to constructive termination within the first year of employment, the severance and health insurance premium multiple was three months rather than six months.

In addition to the severance benefits detailed above, if prior to the first anniversary of a change in control Messrs. Folger, Raissipour, or Ms. Sheer were terminated by the Company without cause or constructively terminated, then (i) each of Messrs. Folger, and Raissipour were entitled to full vesting acceleration with respect to unvested options and RSUs (provided that the performance-based vesting condition applicable to Mr. Folger’s PRSU must be satisfied at the time of the change of control) and (ii) Ms. Sheer was entitled to continued payment of her base salary for three additional months, an additional payment in an amount equal to three times the Company’s contribution amount for the monthly health insurance premium, and full vesting acceleration with respect to her unvested options and RSUs.

As noted above, in December 2015, Mr. Lamson resigned from the Company and, accordingly, was not entitled to receive any severance benefits in connection with his separation. Also, as a result of Mr. Lamson’s separation, Mr. Lamson forfeited his 2015 bonus opportunity and all unvested equity awards.

Executive Severance Plan

As noted in the Compensation Discussion and Analysis, in 2016, the Company adopted the Severance Plan, which provides for the payment of severance and other benefits to eligible senior executives, in a standardized manner, in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company-paid COBRA premiums for up to six-months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to the sum of (i) the executive’s annual base salary and (ii) target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred. In addition, the executive would be eligible for COBRA premiums for up to 18-months post-termination.

2016 Notice of Meeting and Proxy Statement

Potential Payments Upon Termination, Upon a Change in Control, and Upon Termination Following a Change in Control

The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers upon a termination of employment or a change in control of the Company as of December 31, 2015, as described above under “Severance Provisions” and “Offer Letter Agreements” pursuant to the terms of the respective employment agreement or offer letter in effect as of December 31, 2015.

Name	Involuntary Termination Without Cause or For Good Reason/Constructive Termination ($)	Involuntary Termination Without Cause or For Good Reason/Constructive Termination in Connection with a Change in Control ($)	Change in Control ($)
Mohamad Ali
Salary Continuation	375,000	—	—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	980,000	2,940,000	980,000
Value of Continued Health Care Coverage Premiums	—	—	—
Total	1,355,000	2,940,000	980,000
David Friend
Salary Continuation	595,000	—	—
Value of Accelerated Options(1)	—	13,219	—
Value of Accelerated RSUs(1)	—	275,625	—
Value of Continued Health Care Coverage Premiums	—	—	—
Total	595,000	288,844	—
Anthony Folger
Salary Continuation	175,000	—	—
Value of Accelerated Options(1)	—	9,844	—
Value of Accelerated RSUs(1)	—	2,466,111	—
Value of Continued Health Care Coverage Premiums	6,221	—	—
Total	181,221	2,475,955	—
Peter Lamson
Salary Continuation	—	—	—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	—	—	—
Value of Continued Health Care Coverage Premiums	—	—	—
Total	—	—	—
Danielle Sheer
Salary Continuation	135,000	202,500	—
Value of Accelerated Options(1)	—	24,288	—
Value of Accelerated RSUs(1)	—	335,532	—
Value of Continued Health Care Coverage Premiums	7,141	10,711	—
Total	142,141	573,031	—
David Raissipour
Salary Continuation	78,750	—	—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	—	376,565	—
Value of Continued Health Care Coverage Premiums	3,578	—	—
Total	82,328	376,565	—

(1)
The amounts were calculated based on the aggregate amount by which the fair market value of our Common Stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2015, using $9.80 per share, the closing market price of our Common Stock as of December 31, 2015.

2016 Notice of Meeting and Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee
Todd Krasnow, Chair
Peter Gyenes
Stephen Munford*

* Commenced service on the Compensation Committee in January 2016.

2016 Notice of Meeting and Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Carbonite stockholders may be “householding” our proxy materials. A single Proxy Statement or Notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, 2015 Annual Report (as defined below), and/or Notice you may (1) notify your broker, (2) direct your written request to: Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111 or (3) contact our Investor Relations department by e-mail at Investor.Relations@carbonite.com. Stockholders who currently receive multiple copies of the Proxy Statement and/or Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2015 Annual Report, Proxy Statement, and/or Notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

2016 Notice of Meeting and Proxy Statement

ANNUAL REPORTS

The Company’s 2015 Annual Report, including our Form 10-K for the year ended December 31, 2015, (our “2015 Annual Report”), contains consolidated financial statements for the 2015 fiscal year and is being mailed along with this Proxy Statement to those stockholders that choose to receive a copy of the proxy materials in the mail. Stockholders that receive the Notice can access this Proxy Statement and our 2015 Annual Report to stockholders at www.proxyvote.com, which does have “cookies” that identify visitors to the site. Requests for copies of our 2015 Annual Report and Form 10-K may also be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

We have filed our Form 10-K for the year ended December 31, 2015 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a Carbonite stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

By Order of the Board of Directors,

Danielle Sheer
General Counsel, Vice President, and Secretary
April 14, 2016

2016 Notice of Meeting and Proxy Statement

Appendix A: Reconciliation of GAAP to Non-GAAP Measures

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(amounts in thousands)
(unaudited)

Calculation of Bookings

	Twelve Months Ended December 31,
	2015	2014
Revenue	$136,616	$122,620
Add:
Deferred revenue ending balance	98,703	91,424
Impact of foreign exchange	211	—
Less:
Impact of foreign exchange	—	—
Beginning deferred revenue from acquisitions	—	1,861
Deferred revenue beginning balance	91,424	84,000
Change in deferred revenue balance	7,490	5,563
Bookings (1)	$144,106	$128,183

(1)
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Twelve Months Ended December 31,
	2015	2014
Net loss (1)	$(21,615)	$(9,350)
Add:
Amortization of intangibles	2,005	890
Stock-based compensation expense	10,216	6,065
Litigation-related expense	6,409	42
Restructuring-related expense	334	743
Acquisition-related expense	5,025	422
Hostile takeover-related expense	1,657	411
CEO transition expense	54	683
Non-GAAP net income (loss)	$4,085	$(94)
Weighted-average shares outstanding:
Basic and diluted	27,187,910	26,816,879
Non-GAAP net income (loss) per share:
Basic and diluted	$0.15	$—

(1)
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

2016 Notice of Meeting and Proxy Statement

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Board. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in its financial statements and publicly filed reports, and not to rely on any single financial measure to evaluate the Company’s business.

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CARBONITE, INC. TWO AVENUE DE LAFAYETTE BOSTON, MA 02111

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M73179-P50198                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CARBONITE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL on the following:
1.	Election of Directors
Nominees:
	01)	Charles Kane
	02)	Stephen Munford				.
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as Carbonite, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	To approve, on an advisory basis, the compensation of Carbonite, Inc.’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.

M73180-P50198

  CARBONITE, INC.
Annual Meeting of Stockholders
June 1, 2016 9:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mohamad Ali and Danielle Sheer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARBONITE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM ET on June 1, 2016 at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111, and any adjournment or postponement thereof.

By executing this proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.
                                                                                                                                                                                                                                                                        The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations FOR all of the director nominees listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3.